Exhibit 10.1

LEASE BETWEEN THE IRVINE COMPANY LLC AND ICAD, INC.

LEASE THIS LEASE is made as of the day of June 2012, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, hereafter called “Landlord, and ICAD, INC., a Delaware corporation, hereafter called “Tenant.” 9th Each reference in this Lease to the “Basic Lease Provisions shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease. LEASE 1. Tenant’s Trade Name: N/A 2. Premises; Suite No. 100 (the Premises are more particularly described in Section 2.1). Address of Building: 101 Nicholson Lane, San Jose, Project Description: First Point (as shown on Exhibit Y to this Lease) 3. Use of Premises General office and manufacturing, and any other uses permitted under the applicable zoning ordinance, except that no retail uses shall be permitted. 4. Estimated Commencement Date: 12 weeks from and after the date of this Lease. 6. ARTICLE 1. BASIC LEASE PROVISIONS 5. Lease Term: 60 months, plus such additional days as may be required to cause this Lease to expire on the final day of the calendar month. Basic Rent: 7. Months of Term or Period 1-12 13-24 25-36 37-48 49-60 Monthly Rate Per Rentable Square Foot 3.85 5.89 5.93 $.97 $1.01 Monthly Basic Rent (rounded to the nearest dollar) $20,698.00 $21,672.00 $22.646.00 $23,620.00 $24,595.00 Notwithstanding the above schedule of Basic Rent to the contrary. Tenant shall be entitled to an abatement of 2 full calendar months of Basic Rent in the aggregate amount of $41,306.00 (.e. $20,898.00 per month) (the “Abated Basic Rent”) for the 2” and 3” initial full calendar months of the Term (the “Abatement Period”). Only Basic Rent shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease Expense Recovery Period: Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30. Landlord’s estimate of Operating Expenses for the “Expense Recovery Period” ended June 30, 2012 is $.45. 8. Floor Area of Premises: approximately 24,351 rentable square feet Floor Area of Building: approximately 36,144 rentable square feet 9. Security Deposit: $100,000.00 [See Section 4.3] 10. Broker(s): Irvine Realty Company and CB Richard Elis (collectively, “Landlord’s Broker”) and Comish & Carey Commercial/Newmark Knight Frank (“Tenant’s Broker”) 11. Parking 83 unreserved vehicle parking spaces in accordance with the provisions set forth in Exhibit F to this Lease. SAPGO Pies LegDLCANITENANTS-2014 600012

12. **Address for Payments and Notices**:

LANDLORD

Payment Address:

THE IRVINE COMPANY LLC
Department #01129
P.O. Box 39000
San Francisco, CA 94139-0001
Attn: Senior Vice President, Property Operations
Irvine Office Properties

Notice Address:

THE IRVINE COMPANY LLC
550 Newport Center Drive
Newport Beach, CA 92660
Attn: Senior Vice President, Property Operations
Irvine Office Properties

with a copy of notices to:

THE IRVINE COMPANY LLC
550 Newport Center Drive
Newport Beach, CA 92660
Attn: Vice President Operations
Irvine Office Properties, Technology Portfolio

TENANT

Prior to the Commencement Date:
iCAD, Inc.
98 Spit Brook Road, Suite 100
Nashua, NH 03062

After the Commencement Date:
iCAD, Inc.
101 Nicholson Lane, Suite 100
San Jose, CA 95134

13. **Additional Provisions**. The provisions of **EXHIBIT G** attached hereto are hereby incorporated into and made a part of this Lease.

LIST OF LEASE EXHIBITS:

Exhibit A	Description of Premises
Exhibit B	Operating Expenses
Exhibit C	Utilities and Services
Exhibit D	Tenant's Insurance
Exhibit E	Rules and Regulations
Exhibit F	Parking
Exhibit G	Additional Provisions
Exhibit H	Landlord's Disclosures
Exhibit I	Letter of Credit Template
Exhibit J	Hazardous Material Survey Form
Exhibit X	Work Letter
Exhibit Y	Project Description

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ARTICLE 2. PREMISES 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the Premises shown in Exhibit A (the “Premises”), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions (the “Floor Area”) The Premises are located in the building identified in Item 2 of the Basic Lease Provisions (the “Building”), which is a portion of the project described in Item 2 (the “Project”). Landlord and Tenant stipulate and agree that the Floor Area of Premises set forth in Item 8 of the Basic Lease Provisions shall be binding on Landlord and Tenant for all purposes under this Lesse 1 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or the suitability or fitness of either for any purpose, except as set forth in Section 2 of Exhibit G attached to this Lease. Tenant acknowledges that the flooring materials which may be installed within portions of the Premises located on the ground floor of the Building may be limited by the moisture content of the Building slab and underlying soils. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord’s attention on a written punch list. The punch list shall be limited to any items required to be accomplished by Landlord under the Work Letter (if any) attached as Exhibit X, and shall be delivered to Landlord within 30 days after the Commencement Date (as defined herein). If there is no Work Letter, or if no items are required of Landlord under the Work Letter, by taking possession of the Premises Tenant accepts the improvements in their existing condition, subject only to Landlord’s warranty and obligations set forth in Section 2 of Exhibit to this Lease. Nothing contained in this Section 2.2 shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above. Landlord shail not remove the cabling located in the Premises as of the date of this Lease. ARTICLE 3. TERM 3.1. GENERAL. The Term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence (Commencement Date”) on the earlier of (a) the later to occur of (1) 60 days from and after the date of this Lease, or (i) the date upon which the Premises are tendered to Tenant with the “Tenant Improvements (as defined in the Work Letter) constructed by Landlord pursuant to the Work Letter and the Premises “ready for occupancy” (as hereinafter defined) or (b) the date Tenant commences its regular business activities within the Premises. Promptly folowing request by Landlord, the parties shal memorialize on a form provided by Landlord (the “Commencement Memorandum”) the actual Commencement Date and the expiration date (“Expiration Date”) of this Lease; should Tenant fail to execute and return the Commencement Memorandum to Landlord within 5 business days (or provide specific written objections thereto within that period), then Landlord’s determination of the Commencement and Expiration Dates as set forth in the Commencement Memorandum shall be conclusive. The Premises shall be deemed “ready for occupancy” and when Landlord, to the extent applicable, (0) has substantially completed all the work required to be completed by Landlord pursuant to the Work Letter (if any) attached to this Lease but for minor punch list matters that do not materially interfere with the use of the Premises for Tenant’s regular business operations therein, and Landlord has obtained the requisite governmental approvals for Tenant’s legal occupancy of the Premises for the Permitted Use, and (i) has delivered the Premises to Tenant and provided reasonable access to the Premises for Tenant so that the Premises may be used without unreasonable interference. 3.2. DELAY IN POSSESSION, If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date set forth in Item 4 of the Basic Lease Provisions, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent until the Commencement Date occurs as provided in Section 3.1 above, except that if Landlord’s failure to substantially complete all work required of Landlord and deliver possession of the Premises to Tenant pursuant to Section 3.1) above is attributable to any Tenant Delay described in the Work Letter, if any, attached to this Lease, then the Premises shall be deemed ready for occupancy, and Landlord shall be entitled to full performance by Tenant (including the payment of rent), as of the date Landlord would have been able to substantially complete such work and deliver the Premises to Tenant but for Tenant’s Delay(s). ARTICLE 4. RENT AND OPERATING EXPENSES 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions (the “Basic Rent”). If the

Commencement Date is other than the first day of a calendar month, any rental adjustment shown in Item 6 shall be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date. The Basic Rent shall be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month. No demand, notice or invoice shall be required. An installment in the amount of 1 full month’s Basic Rent at the initial rate specified in item 6 of the Basic Lease Provisions shall be delivered to Landlord not later than July 2, 2012, and shall be applied against the Basic Rest first due hereunder, the next instalment of Basic Rent shall be due on the first day of the second calendar month of the Term, which installment shall, if applicable, be appropriately prorated to reflect the amount prepaid for that calendar month 4.2. OPERATING EXPENSES. Tenant shall pay Tenant’s Share of Operating Expenses in accordance with Exhibit B of this Lease. 4.3. SECURITY DEPOSIT, Not later than July 2, 2012, Tenant shall deposit with Landlord the sum, if any, stated in hem 9 of the Basic Lease Provisions (the “Security Deposit”), to be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease, to pay any rental sums, including without limitation such additional rent as may be owing under any provision hereof, and to maintain the Premises as required by Sections 7.1 and 15.3 3 or any other provision of this Lease. Upon any Default by Tenant, Landlord may apply all or part of the Security Deposit to the extent required to cure such Default and as full or partial compensation for any loss or damage suffered by Landlord as a result of such Default. If any portion of the Security Deposit is so applied. Tenant shall within 5 business days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event may Tenant utilize all or any portion of the Security Deposit as a payment toward any rental sum due under this Lease. Any unapplied balance of the Security Deposit shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease within 30 days following the termination of this Lease and Tenant’s vacation of the Premises. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor laws now or hereafter in effect, in connection with Landlord’s application of the Security Deposit to prospective rent that would have been payable by Tenant but for the early termination due to Tenant’s Default (as defined herein). Provided that: (a) no Default has occurred (including the giving of any required notice by Landlord and the expiration of any required cure period without cure by Tenant) at any time during the Term of this Lease, and (b) Tenant has not at any time been more than 5 days late more than once with respect to any payments of Basic Rent or Operating Expenses due under this Lease during the prior twelve (12) month period, then, upon written request of Tenant Landlord shall return to Tenant a portion of the Security Deposit in the form of credits, in the amount of $25,000.00 each against Basic Rent and Operating Expenses coming due and payable for the 19 and 37” months of the initial Term of this Lease ARTICLE 6. USES 5.1. USE. Tenant shall use the Premises only for the purposes stated in Hem 3 of the Basic Lease Provisions and for no other use whatsoever. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (0) offices of any agency or bureau of the United States or any state or political subdivision thereof, (i) offices or agencies of any foreign governmental or political subdivision thereof; or (ii) schools, temporary employment agencies or other training facilities which are not ancillary to corporate, executive or professional office use. Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not perform any work or conduct any business whatsoever in the Project other than inside the Premises Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises. Notwithstanding anything to the contrary contained in this Section 5.1, in the event Tenant’s obligation for compliance with all future and present laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities, and with all present and future covenants, conditions, easements or restrictions now or hereafter affecting or encumbering the Building and/or the Project, results in a “capital” expenditure on Tenant’s part (or Tenant’s being obligated to reimburse Landlord for a “capital expenditure), Tenant shall only be responsible for the amortized cost of such “capital expenditure (amortized at a market cost of funds as reasonably determined by Landlord) over the useful life of said improvement during the Term except in the event each obligation for capital expenditure is required due to Tenant’s particular use of the Premises (in which case Tenant shall be fully responsible for the entire cost of such "capital" expenditure).

5.2. SIGNS. Except for Landlord's standard suite signage and Tenant's pro-rata share of monument signage at the front entrance of the Building identifying Tenant's name and/or logo, Tenant shall have no right to maintain signs in any location in, on or about the Premises, the Building or the Project and shall not place or erect any signs that are visible from the exterior of the Building. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written determination, as determined solely by Landlord, prior to installation, that signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and Landlord's signage program for the Project, as in effect from time to time and approved by the City in which the Premises are located ("**Signage Criteria**"). Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals, except to Landlord's standard suite signage. Tenant shall be responsible for all costs of any permitted sign, including, without limitation, the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor, except that Landlord shall pay for the initial installation costs only of the standard suite signage. If Tenant fails to maintain its sign in good condition, or if Tenant fails to remove same upon termination of this Lease and repair and restore any damage caused by the sign or its removal, Landlord may do so at Tenant's expense. Landlord shall have the right to temporarily remove any signs in connection with any repairs or maintenance in or upon the Building. The term "**sign**" as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics. Subject to the provisions for an "Objectionable Name" as hereinafter provided, the parties agree that Tenant's signage rights shall be assignable to any permitted assignee under this Lease. Tenant's signage shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of comparable institutionally owned office building located near the Building (an "**Objectionable Name**"). The parties hereby agree that the name "ICAD, Inc." or any reasonable derivation thereof, shall not be deemed an Objectionable Name.

5.3 HAZARDOUS MATERIALS.

(a) For purposes of this Lease, the term "**Hazardous Materials**" means (i) any "hazardous material" as defined in Section 25501(o) of the California Health and Safety Code, (ii) hydrocarbons, polychlorinated biphenyls or asbestos, (iii) any toxic or hazardous materials, substances, wastes or materials as defined pursuant to any other applicable state, federal or local law or regulation, and (iv) any other substance or matter which may result in liability to any person or entity as a result of such person's possession, use, storage, release or distribution of such substance or matter under any statutory or common law theory.

(b) Tenant shall not cause or knowingly permit its agents, employees, contractors, licensees or invitees to bring upon, store, use, generate, release or dispose of any Hazardous Materials on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises a reasonable quantity of standard office products that may contain Hazardous Materials (such as photocopy toner, "White Out", and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant's storage, use and disposal of all such products. Additionally, Tenant shall be permitted to use such Hazardous Materials in such manner as described in the "Survey Form" (defined below) and Tenant shall not materially increase the quantity of any such approved Hazardous Materials located at the Premises without Landlord's prior approval, subject to Landlord's rights in the next succeeding sentence. Landlord may, in its sole and absolute discretion, place such conditions as Landlord deems appropriate with respect to Tenant's use, storage and/or disposal of any other Hazardous Materials requiring Landlord's consent. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, use, release, and/or disposal of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and in the event any violations of this Section 5.3 are found, then Tenant agrees that any costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand.

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(c) Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord a Hazardous Material Survey Form (the “Survey Form) in the form of Exhibit J attached hereto. The completed Survey Form shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises by Tenant or its agents, employees, contractors, licensees or invitees for the twelve- month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, emergency response or action plans, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation, compliance, cleanup. remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant’s storage, generation, use, release and/or disposal of Hazardous Materials (d) Landlord and its agents shall have the right, but not the obligation, to inspect sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all facilities, records and personnel related thereto. If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under, from or about the Premises caused or knowingly permitted by Tenant, its agents, employees, contractors, licensees, subtenants or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant’s obligations under this Section 5.3 at Tenant’s expense, including without Imitation the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant’s business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant’s expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, icensees, subtenants or invitees of Hazardous Materials on, under, from or about the Premises If the storage, use, generation, release or disposal presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or knowingly permitted by Tenant or its agents, employees, contractors, licensees, subtenants or invitees results in () injury to any person, ( injury to or any contamination of the Premises or the Project, or () injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials as required by law. Notwithstanding the foregoing, Tenant shall not, without Landlord’s prior written consent, which consent may be given or withheld in Landlord’s sole and absolute discretion, take any remedial action in response to the presence of any Hazardous Materials on, under, from or about the Premises or the Project or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any govemmental agency with respect to any Hazardous Materials claims; provided however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under, from or about the Premises or the Project or any other affected real or personal property owned by Landlord (0) imposes an immediate threat to the health, safety or welfare of any individual and (i) is of such a nature that an immediate remedial response is necessary and is not possible to obtain Landlord’s consent before taking such action. To the fullest extent permitted by law. Tenant shal indemnity, hold harmless, protect and defend (with attorneys reasonably acceptable to Landlord) Landlord and any successors to all or any portion of Landlord’s interest in the Premises and the Project and any other real or personal property owned by Landlord from and against any and al liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation reasonable attorneys’ fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building or the Project and any other real or personal property owned by Landlord caused or knowingly permitted by Tenant, its agents, employees, contractors, licensees, subtenants or invitees. Such indemnity obligation shall specifically include, without limitation, the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Project and any other real or personal property owned by Landlord, the preparation of any closure or other required plans, whether such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building or Project as a result of such Hazardous Materials, the remediation thereof or any repair, restoration or cleanup related thereto. If it is at any time discovered that Tenant may have knowingly permitted its agents, employees, contractors, licensees, subtenants or invitees to release any Hazardous Materials on, under, from or about the Premises, the Building or the Project or any other real or personal property owned by Landlord, or caused such release, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord’s approval, specifying the actions to be taken by Tenant to return the Premises, the Building or the Project or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord’s approval of such plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup, remediate and/or remove all such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this Section 5.3(e) shall expressly survive the expiration or sooner termination of this Lease. (1) Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit H attached hereto. Tenant shall have no lability or responsibility with respect to the Hazardous Materials facts described in Exhibit H. nor with respect to any Hazardous Materials which Tenant proves were not caused or knowingly permitted by Tenant, its agents, employees, contractors, licensees, subtenants or invitees Notwithstanding the preceding two sentences, Tenant agrees to notify its agents, employees, contractors, licensees, subtenants, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant’s attention. Tenant hereby acknowledges that this disclosure satisfies any obligation of Landlord to Tenant pursuant to California Health & Safety Code Section 25359.7, or any amendment or substitute thereto or any other disclosure obligations of Landlord Landlord shall take responsibility, at its sole cost and expense and not as a Project Cost. for any govemmentally-ordered clean-up, remediation, removal, disposal, neutralization or other treatment of Hazardous Materials conditions in this Section 5.3), except to the extent of Tenant’s responsibility therefor as provided in this Section 5.3. The foregoing obligation on the part of Landlord shall include the reasonable costs (including, without limitation, reasonable attorney’s fees) of defending Tenant (with attorneys reasonably acceptable to Tenant) from and against any legal action or proceeding instituted by any governmental agency in connection with such clean-up, remediation, removal, disposal, neutralization or other treatment of such conditions, provided that Tenant promptly tenders such defense to Landlord (g) In the event of any foreclosure of a mortgage or deed of trust encumbering the Building and/or the Project, the obligations on the part of Landlord contained in Section 5.3) above shall be personal to Landlord and shall not be binding on nor inure against any lender acquiring the Building and/or the Project by foreclosure of its mortgage or deed of trust or deed in Seu of foreclosure, or any successor in interest to such lender (h) Except as disclosed in Section 5.31) above (and/or as may otherwise be disclosed to Tenant in writing), Landlord represents that to “Landlord’s knowledge” (as hereinafter defined), there are no Hazardous Materials in or about the Project which are in violation of any applicable federal, state or local law, ordinance or regulation. As used herein, “Landlord’s knowledge” shall mean the actual knowledge, without duty of inquiry or investigation, of the current employees or authorized agents of Landlord responsible for Hazardous Materials compliance matters. ARTICLE 6. LANDLORD SERVICES 6.1. UTILITIES AND SERVICES Landlord and Tenant shall be responsible to furnish those utilities and services to the Premises to the extent provided in Exhibit C, subject to the conditions and payment obligations and standards set forth in this Lease. Landlord shall not be lable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord’s reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services. Landlord’s temporary inability to fumish any services or utilities shall not entitle Tenant to any damages, releve Tenant of the obligation to pay rent or constitute a constructive or other eviction the Project and any other real or personal property owned by Landlord caused or knowingly permitted by Tenant, its agents, employees, contractors, licensees, subtenants or invitees. Such indemnity obligation shall specifically include, without limitation, the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Project and any other real or personal property owned by Landlord, the preparation of any closure or other required plans, whether such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building or Project as a result of such Hazardous Materials, the remediation thereof or any repair, restoration or cleanup related thereto. If it is at any time discovered that Tenant may have knowingly permitted its agents, employees, contractors, licensees, subtenants or invitees to release any Hazardous Materials on, under, from or about the Premises, the Building or the Project or any other real or personal property owned by Landlord, or caused such release, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord’s approval, specifying the actions to be taken by Tenant to return the Premises, the Building or the Project or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord’s approval of such plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup, remediate and/or remove all such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this Section 5.3(e) shall expressly survive the expiration or sooner termination of this Lease. (1) Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit H attached hereto. Tenant shall have no lability or responsibility with respect to the Hazardous Materials facts described in Exhibit H. nor with respect to any Hazardous Materials which Tenant proves were not caused or knowingly permitted by Tenant, its agents, employees, contractors, licensees, subtenants or invitees Notwithstanding the preceding two sentences, Tenant agrees to notify its agents, employees, contractors, licensees, subtenants, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant’s attention. Tenant hereby acknowledges that this disclosure satisfies any obligation of Landlord to Tenant pursuant to California Health & Safety Code Section 25359.7, or any amendment or substitute thereto or any other disclosure obligations of Landlord Landlord shall take responsibility, at its sole cost and expense and not as a Project Cost. for any govemmentally-ordered clean-up, remediation, removal, disposal, neutralization or other treatment of Hazardous Materials conditions in this Section 5.3), except to the extent of Tenant’s responsibility therefor as provided in this Section 5.3. The foregoing obligation on the part of Landlord shall include the reasonable costs (including, without limitation, reasonable attorney’s fees) of defending Tenant (with attorneys reasonably acceptable to Tenant) from and against any legal action or proceeding instituted by any governmental agency in connection with such clean-up, remediation, removal, disposal, neutralization or other treatment of such conditions, provided that Tenant promptly tenders such defense to Landlord (g) In the event of any foreclosure of a mortgage or deed of trust encumbering the Building and/or the Project, the obligations on the part of Landlord contained in Section 5.3) above shall be personal to Landlord and shall not be binding on nor inure against any lender acquiring the Building and/or the Project by foreclosure of its mortgage or deed of trust or deed in Seu of foreclosure, or any successor in interest to such lender (h) Except as disclosed in Section 5.31) above (and/or as may otherwise be disclosed to Tenant in writing), Landlord represents that to “Landlord’s knowledge” (as hereinafter defined), there are no Hazardous Materials in or about the Project which are in violation of any applicable federal, state or local law, ordinance or regulation. As used herein, “Landlord’s knowledge” shall mean the actual knowledge, without duty of inquiry or investigation, of the current employees or authorized agents of Landlord responsible for Hazardous Materials compliance matters. ARTICLE 6. LANDLORD SERVICES 6.1. UTILITIES AND SERVICES Landlord and Tenant shall be responsible to furnish those utilities and services to the Premises to the extent provided in Exhibit C, subject to the conditions and payment obligations and standards set forth in this Lease. Landlord shall not be lable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord’s reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services. Landlord’s temporary inability to fumish any services or utilities shall not entitle Tenant to any damages, releve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly. Tenant shall comply with al rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord Notwithstanding the foregoing, if as a result of the direct actions of Landlord, its employees, contractors or authorized agents, for more than three (3) consecutive business days following written notice to Landlord there is no HVAC or electricity services to all or a p a portion of the Premises or such an interruption of other essential utilities and building services, such as fre protection or water, so that all or a portion of the Premises cannot be used by Tenant, then Tenant’s Basic Rent (or an equitable portion of such Basic Rent to the extent that less than all of the Premises are affected) shall thereafter be abated until the Premises are again usable by Tenant; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of Basic Rent. The foregoing provisions shall be Tenant’s sole recourse and remedy in the event of such an interruption of services, and shall not apply in case of the actions of parties other than Landlord, its employees, contractors or authorized agents, or in the case of damage to, or destruction of, the Premises (which shall be governed by the provisions of Article 11 of the Lease). Any disputes concerning the foregoing provisions shall be submitted to and resolved by shall be decided by the JAMS/ENDISPUTE (JAMS”), or its successor, with such arbitration to be held in Santa Clara County, California, unless the parties mutually agree otherwise. Within ten (10) business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within five (5) business days thereafter, veto one of the three persons so designated two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. If less than two (2) arbitrators are timely vetoed, JAMS shall select a single arbitrator from the non-vetoed arbitrators originally designated by JAMS, who shall hear and decide the matter. Any arbitration pursuant to this section shall be decided within thirty (30) days of submission to JAMS. The decision of the arbitrator shall be final and binding on the parties. All costs associated with the arbitration shall be awarded to the prevailing party as determined by the arbitrator. 6.2 OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Building and Project in good condition and repair in substantially the same condition as of the date of this Lease. The term “Common Areas” shall mean all areas within the Building and exterior areas in the Project which are not held for exclusive use by persons entitled to occupy space, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hatways and interior stairwells not located within the premises of any tenant in the Building, common electrical rooms, entrances and lobbies, elevators, and restrooms in the Building not located within the Premises, electrical rooms within the Building, and all other exterior appurtenant areas and improvements within the Project provided by Landlord for the common use of Landlord and tenants in the Project and their respective employees and invitees. 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with Rules and Regulations described in Article 17 below. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as otherwise provided in this Lease or in Landlord’s rules and regulations Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose. Landlord’s temporary closure of any portion of the Common Areas for such purposes shall not deprive Tenant of reasonable access to the Premises. Notwithstanding anything in this Lease to the contrary. Tenant shall have the exclusive right to use and construct a concrete pad outside of the Building adjacent to the Premises in the approximate size and location set forth on Exhibit Y attached hereto (the “Storage Pad”). Tenant shall have the right to locate gas and other storage tanks and compressors on the Storage Pad and connect Ines from the Premises to such tanks. Tenant may enclose the Storage Pad with fencing, and such Storage Pad shall be locked and exclusively controlled by Tenant. To the extent there is already an outdoor storage pad adjacent to the Building, and such pad is empty and of a size and location reasonably acceptable to Tenant, then Tenant shall use such existing storage pad or expand such existing storage pad in lieu of constructing a new pad. The Storage Pad shall be considered as an “Alteration” by Tenant and shall be subject to the terms and conditions of Section 7.3 below. 6.4. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or the Project or to the attendant fixtures, equipment and

Common Areas, and such change shall not entitle Tenant to any abatement of rent or other claim against Landlord. No such change shall deprive Tenant of reasonable access to or use of the Premises or reduce the number of parking spaces granted under this Lease. ARTICLE 7. REPAIRS AND MAINTENANCE 7.1. TENANT’S MAINTENANCE AND REPAIR. Except as set forth in Section 7.2 below and subject to Landlord’s obligations expressly contained in Section 2 of Exhibit G to this Lease and further subject to Articles 11 and 12, Tenant at its sole expense shall make all repairs necessary to keep the Premises and all improvements and fixtures therein in the condition as existed on the Commencement Date, excepting ordinary wear and tear, casualty and condemnation. Notwithstanding Section 7.2 below, Tenant’s maintenance obligation shall include without limitation all appliances, interior glass, doors, door closures, hardware, fixtures, fre extinguisher equipment and other equipment installed in the Premises and al Alterations constructed by Tenant pursuant to Section 7.3 below, together with any supplemental HVAC equipment servicing only the Premises. All repairs and other work performed by Tenant or its contractors shall be subject to the terms of Sections 7.3 and 74 below. Alternatively, should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s request, Tenant shall promptly reimburse Landlord as additional rent for all reasonable costs incurred (including the standard supervision fee as hereinafter defined) upon submission of an invoice. As used herein, “standard supervision fee shall mean () 15% for the cost of repairs of less of $5,000.00, 00) 10% for costs of repairs of $5,000.00 to $10,000.00, and (8) 5% for the cost of repairs of greater than $10,000.00. Notwithstanding anything to the contrary in this Section 7.1, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements of which Tenant notifies Landlord in writing and which require a “capital” expenditure, provided, however, that Tenant shall pay for Tenant’s Share of such “capital expenditures” to the extent such costs are properly included in Operating Expenses. 7.2. LANDLORD’S MAINTENANCE AND REPAIR. Subject to Articles 11 and 12, Landlord shall provide service, replacement, maintenance and repair with respect to the heating, ventilating and air conditioning (HVAC) equipment of the Building (exclusive of any supplemental HVAC equipment servicing only the Premises) and shall maintain in good repair the Common Areas, roof (including the roof membrane), foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass), and the structural, electrical, life safety, mechanical and plumbing systems of the Building (including elevators, if any, serving the Building), except to the extent provided in Section 7.1 above. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord’s affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section 7.2 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Notwithstanding any provision of the California Civil Code or any similar or successor laws to the contrary, Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset. Except as provided in Section 11.1 and Article 12 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, aberations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor laws now or hereafter in effect. 7.3. ALTERATIONS. Except as otherwise provided in this Section, Tenant shall make no alterations, additions, foxtures or improvements to the Premises or the Building subsequent to the Commencement Date (collectively, “Alterations”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing. Tenant may make Alterations to the Premises costing less than Two Dollars ($2.00) per square foot of the improved portion of the Premises during each calendar year of the Term without Landlord’s consent, provided, however, that any Alterations which change the structural elements of the Building or adversely change the electrical or mechanical systems of the Premises, or which require a governmental permit as a prerequisite to the construction thereof, shall require Landlord’s prior written consent, which shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in either of the foregoing sentences, however, no Alterations shall: affect the exterior of the Building or outside areas (or be visible from adjoining sites), or (i) adversely affect or penetrate any of the structural portions of the Building, including but not imited to the roof, or (i) require any change to the basic floor plan of the Premises (including without limitation, the adding of any additional “office” square footage), or (iv) fail to comply with any applicable governmental requirements, or (v) result in the Premises requiring building services beyond the level normally provided to other tenants, or (vi) interfere in any manner with the proper functioning of, or Landlord’s access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (vii) diminish the value of the Premises including, without limitation, using lesser quality materials than those existing in the Premises, or (viii) alter or replace Standard Improvements. Further, in the event that any Alteration would result in a change from Landlord’s building standard materials and specifications for the Project (“Standard Improvements”), then subject to Landlord’s election contained in the last paragraph of this Section 7.3, Tenant shall be responsible for the cost of replacing such non- standard improvement (“Non-Standard Improvement”) with the applicable Standard Improvement (“Replacements”) which Replacements shall be completed prior to the Expiration Date or earlier termination of this Lease. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including but not limited to a requirement that all work in excess of One Hundred Thousand Dollars ($100,000.00) be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time, and contractor for performance of the work. Without limiting the generality of the foregoing, Tenant shall use Landlord’s designated mechanical and electrical contractors for all Alterations work affecting the mechanical or electrical systems of the Building, provided that such contractors’ fees are commercially reasonable. Should Tenant perform any Alterations work that triggers a requirement by any governmental entity to perform any ancillary Building modification, then Tenant shall promptly perform such work at its sole cost and expense, or, at Landlord’s option, fund the reasonable cost thereof to Landlord, in which event Landlord shall perform such work. Tenant shall obtain all required permits for the Alterations and shall perform the work in compliance with all applicable laws, regulations and ordinances with contractors reasonably acceptable to Landlord. Landlord shall be entitled to a supervision fee in the amount of 4% of the cost of such Alterations either requiring a permit from the City of San Jose or affecting any mechanical, electrical, plumbing, or HVAC systems, facilities, or equipment located in or serving the Building. Any request for Landlord’s consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Landlord may elect to cause its architect to review Tenant’s architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant. Should the Alterations proposed by Tenant and consented to by Landlord change the floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord Unless Landlord otherwise agrees in writing, all Alterations affixed to the Premises, but excluding moveable trade fixtures, equipment, personal property, and furniture, shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, as provided in the last paragraph of this Section 7.3, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any Alterations (including without limitation all telephone and data cabling) installed either by Tenant or by Landlord at Tenant’s request (collectively, the “Required Removables”), and subject to Landlord’s election contained in the last paragraph of this Section 7.3, to replace any non-Standard Improvements with Standard Improvements. In connection with its removal of Required Removables, Tenant shall repair any damage to the Premises arising from that removal and shall restore the affected area to its pre-existing condition, reasonable wear and tear excepted.
If Landlord conditions its consent on the same, Landlord shall have the right to require Tenant to remove any Alterations, and to replace the same in accordance with the applicable standards set forth above, as of the Expiration Date or sooner termination of this Lease; provided, however, that all telephone and data cabling installed by Tenant shall in all events be removed by Tenant as of the Expiration Date or sooner termination of this Lease. Any Alterations for which Landlord’s consent is not given, however, shall be subject to Landlord’s right, exercisable at any time, to require same to be removed (and replaced in accordance with the standards set forth above) at the Expiration Date or sooner termination of this Lease. 7.4. MECHANIC’S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within 30 days following Tenant’s actual notice of the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All reasonable expenses so incurred by Landlord, including Landlord’s attorneys’ fees, shall be reimbursed by Tenant promptly following Landlord’s demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than 10 days’ prior notice in writing before commencing construction of any kind on the Premises. 7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times, upon not less than one (1) business day’s prior verbal or written notice (except in the case of emergencies), have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final twelve months of the Term or when an uncured Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. Except in emergencies, Landlord shall provide Tenant with reasonable prior verbal notice of entry. In exercising any of Landlord’s rights of entry, inspection, repair, maintenance and construction under this Lease, including, without limitation, under Sections 5.3(d), 6.1, 6.4 and this Section 7.5, Landlord shall comply with Tenant’s reasonable security measures and operating procedures and shall use commercially reasonable efforts to minimize any disruption to Tenant. Further, Landlord shall not exercise any such rights in any such manner as would unreasonably interfere with Tenant’s use of, access to, or parking at the Premises. ARTICLE 8. [INTENTIONALLY DELETED] ARTICLE 9. ASSIGNMENT AND SUBLETTING 9.1. RIGHTS OF PARTIES. (a) Except as otherwise specifically provided in this Article 9, Tenant may not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest in this Lease, or permit the Premises to be occupied by anyone other than Tenant (each, a “Transfer”), without Landlord’s prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1(b). For purposes of this Lease, references to any subletting, sublease or variation thereof shall be deemed to apply not only to a sublease effected directly by Tenant, but also to a sub-subletting or an assignment of subtenancy by a subtenant at any level. Except as otherwise specifically provided in this Article 9, no Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, such a Transfer shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any Transfer by any other course of action, including its acceptance of any name for listing in the Building directory. (b) Except as otherwise specifically provided in this Article 9, if Tenant or any subtenant hereunder desires to transfer an interest in this Lease, Tenant shall first notify Landlord in writing and shall request Landlord’s consent thereto. Tenant shall also submit to Landlord in writing: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment (including without limitation the rent and other economic provisions, term, improvement obligations and commencement date); (iv) evidence that the proposed assignee or subtenant will comply with the requirements of Exhibit D to this Lease; and (v) any other information requested by Landlord and reasonably related to the Transfer. Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord’s commitment to other tenants of the Building and Project; (2) any proposed subtenant or assignee submits to Landlord all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, current financial statements; (3) the proposed assignee or subtenant is neither an existing tenant or occupant of the Building or Project nor a prospective tenant with whom Landlord or Landlord’s affiliate has been “actively negotiating” (as herein defined) to become a tenant at the Building or Project (provided Landlord has available space in the Project for such existing tenant or prospect); and (4) the proposed transferee is not an SDN (as defined below) and will not impose additional burdens or security risks on Landlord. As used herein, “actively negotiating shall mean that the prospect shall have countered a written proposal from Landlord in writing within four (4) months prior to Tenant’s proposed transfer for the lease of space in the Building or the Project. If Landlord consents to the proposed Transfer, then the Transfer may be effected within 90 days after the date of the consent upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section 9.1(b). Landlord shall approve or disapprove any requested Transfer within 15 business days following receipt of Tenant’s written notice and the information set forth above. Except in connection with a Permitted Transfer (as defined below), if Landlord approves the Transfer Tenant shall pay a transfer fee of $1,000.00 to Landlord concurrently with Tenant’s execution of a Transfer consent prepared by Landlord. (c) Except in connection with a “Permitted Transfer” (as defined below), in the event of an assignment of this Lease or a subletting of more than fifty percent (50% ) of the Floor Area of the Premises (in the aggregate), in lieu of consenting to a proposed assignment or subletting. Landlord may elect to terminate this Lease in its entirety in the event of an assignment, or terminate this Lease as to the portion of the Premises proposed to be subleased with a proportionate abatement in the rent payable under this Lease, such termination to be effective on the date that the proposed sublease or assignment would have commenced. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee identified by Tenant. (d) Should any Transfer occur, Tenant shall, except in connection with a Permitted Transfer, promptly pay or cause to be paid to Landlord, as additional rent, 50% of any amounts paid by the assignee or subtenant, however described and whether funded during or after the Lease Term, to the extent such amounts are in excess of the sum of (i) the scheduled Basic Rent and Operating Expenses payable by Tenant hereunder (or, in the event of a subletting of only a portion of the Premises, the Basic Rent and Operating Expenses allocable to such portion as reasonably determined by Landlord) and (ii) the direct out-of-pocket costs, as evidenced by third party invoices provided to Landlord, incurred by Tenant to effect the Transfer (including, without limitation, brokerage commissions, legal fees and tenant improvements costs paid by Tenant in connection with such subletting or assignment). (e) Notwithstanding anything to the contrary contained in this Article 9, Landlord’s consent shall not be required and Tenant may, without Landlord’s prior written consent and without constituting an assignment or sublease hereunder, sublet the Premises or assign the Lease to (A) an entity controlling, under common control with or controlled by Tenant (“Affiliate”), (B) a successor entity related to Tenant by purchase, merger, consolidation, nonbankruptcy reorganization, or government action, or (C) a purchaser of substantially all of Tenant’s assets located in the Premises ((A), (B) and (C) are collectively referred to herein as “Permitted Transferees” and individually as a “Permitted Transferee’, and transfers to such Permitted Transferees shall be collectively referred to herein as “Permitted Transfers”), so long as (i) the net worth of the Permitted Transferee is at least equal to the net worth of Tenant immediately prior to the date of such Permitted Transfer, or, in Landlord’s reasonable determination, such Permitted Transferee has sufficient net worth to perform Tenant’s obligations under this Lease, evidence of which, satisfactory to Landlord, shall be presented to Landlord prior to such Permitted Transfer; provided, however that the provisions of this clause (i) shall not apply to transfers to an Affiliate, (ii) Tenant shall provide to Landlord, prior to such Permitted Transfer, written notice of such Permitted Transfer and such assignment documentation and other information as Landlord may reasonably require in connection therewith, and (ii) all of the other terms and requirements Section 9.2 and 9.3 (but not of Section 9.1) shall apply with respect to such Permitted Transfer. A sale or transfer of Tenant’s capital stock shall not be deemed an assignment, subletting or any other transfer of this Lease or the Premises. 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease. Such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease. No transfer requiring Landlord’s consent shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord, both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article, and the assignee/subtenant independently complies with all of the insurance requirements of Tenant as set forth in Exhibit D and evidence thereof is delivered to Landlord. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease. 9.3. SUBLEASE REQUIREMENTS. Any sublease, license, concession or other occupancy agreement entered into by Tenant shall be subordinate and subject to the provisions of this Lease, and if this Lease is terminated during the term of any such agreement, Landlord shall have the right to: (i) treat such agreement as cancelled and repossess the subject space by any lawful means, or (ii) require that such transferee attorn to and recognize Landlord as its landlord (or licensor, as applicable) under such agreement. Landlord shall not, by reason of such attornment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. If Tenant is in Default (hereinafter defined), Landlord is irrevocably authorized to direct any transferee under any such agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Default is cured. Tenant hereby irrevocably authorizes and directs any transferee, upon receipt of a written notice from Landlord stating than an uncured Default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. No collection or acceptance of rent by Landlord from any transferee shall be deemed a waiver of any provision of Article 9 of this Lease, an approval of any transferee, or a release of Tenant from any obligation under this Lease, whenever accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. ARTICLE 10. INSURANCE AND INDEMNITY 10.1. TENANT’S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date. 10.2. LANDLORD’S INSURANCE. Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its reasonable discretion: property insurance, including fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, subject to standard exclusions (such as, but not limited to, earthquake and flood exclusions), covering the full replacement value of the Building and the Project (the “Property Policy”). In addition, Landlord may, at its election, obtain insurance coverages for such other risks as Landlord or its Mortgagees may from time to time deem appropriate, including earthquake and commercial general liability coverage. Landlord shall not be required to carry insurance of any kind on any tenant improvements or Alterations in the Premises installed by Tenant or its contractors or otherwise removable by Tenant (collectively, “Tenant Installations”), or on any trade fixtures, furnishings, equipment, interior plate glass, signs or items of personal property in the Premises, and Landlord shall not be obligated to repair or replace any of the foregoing items should damage occur. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. 10.3. JOINT INDEMNITY. (a) To the fullest extent permitted by law, but subject to Section 10.5 below, Tenant shall defend, indemnify and hold harmless Landlord, its agents, lenders, and any and all affiliates of Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant’s use or occupancy of the Premises, the Building or the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, subtenants, vendors, contractors, invitees or licensees in or about the Premises, the Building or the Common Areas, or from any Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, subtenants, vendors, contractors, invitees or licensees. Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord against any liability or expense to the extent it is ultimately determined that the same was caused by the sole negligence or willful misconduct of Landlord, its agents, contractors or employees. In cases of alleged negligence asserted by third parties against Landlord which arise out of, are occasioned by, or in any way attributable to Tenant, its agents, employees, contractors, licensees or invitees use and occupancy of the Building or the Common Areas, or from the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees on Tenant’s part to be performed under this Lease, or from any negligence or willful misconduct of Tenant, its agents, employees, licensees or invitees, Tenant shall accept any tender of defense for Landlord and shall, notwithstanding any allegation of negligence or willful misconduct on the part of the Landlord, defend Landlord with counsel reasonably satisfactory to Landlord and protect and hold Landlord harmless and pay all costs, expenses and attorneys’ fees incurred in connection with such litigation, provided that Tenant shall not be liable for any such injury or damage, and Landlord shall reimburse Tenant for the reasonable attorneys’ fees and costs for the attorney representing both parties, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the active negligence or willful misconduct of Landlord. Upon Landlord’s request, Tenant shall at Tenant’s sole cost and expense, retain a separate attorney reasonably selected by Landlord to represent Landlord in any such suit if Landlord reasonably determines that the representation of both Tenant and Landlord by the same attorney would cause a conflict of interest; provided, however, that to the extent and in the proportion that the injury or damage which is the subject of the suit is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the negligence or willful misconduct of Landlord, Landlord shall reimburse Tenant for the reasonable legal fees and costs of the separate attorney retained by Tenant. (b) To the fullest extent permitted by law, but subject to the express limitations on liability contained in this Lease (including, without limitation, the provisions of Sections 10,5 and 14.8 of this Lease). Tenant shall not indemnify Landlord for, and Landlord shall defend, indemnify, protect, save and hold harmless Tenant, its agents and any and all affiliates of Tenant, including without limitation, any corporations, or other entities controlling, controlled by or under common control with Tenant, from and against, any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from the active negligence or willful misconduct of Landlord, its employees or authorized agents in connection with the operation, maintenance or repair of the Common Areas of the Building or Project. The provisions of this Subsection 10.3(b) shall expressly survive the expiration or sooner termination of this Lease. 10.4. LANDLORD’S NONLIABILITY. Subject only to the express indemnity obligations contained in Section 10.3(b) of this Lease but notwithstanding any other provision of this Lease to the contrary, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, resulting from any condition including, but not limited to, acts or omissions (criminal or otherwise) of third parties and/or other tenants of the Project, or their agents, employees or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building, except to the extent of the gross negligence or willful misconduct of Landlord, its employees or authorized agents, in connection with the foregoing (but subject to Section 10.5 below). It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Should Tenant elect to receive any service from a concessionaire, licensee or third party tenant of Landlord Tenant shall not seek recourse against Landlord for any breach or liability of that service provider. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable for Tenant’s loss or interruption of business or income (including without limitation, Tenant’s consequential damages, lost profits or opportunity costs), or for interference with light or other similar intangible interests. 10.5. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease (including, without limitation, the Property Policy required of Landlord in the first sentence of Section 10.2 of this Lease); provided however, that the foregoing waiver shall not apply to the extent of Tenant’s obligation to pay deductibles under any such policies and this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors or invitees. The foregoing waiver by Tenant shall also inure to the benefit of Landlord’s management agent for the Building. All of Landlord’s and Tenant’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this Section 10.5. ARTICLE 11. DAMAGE OR DESTRUCTION 11.1. RESTORATION. (a) If the Building of which the Premises are a part is damaged as the result of an event of casualty, then subject to the provisions below, Landlord shall repair that damage as soon as reasonably possible unless Landlord reasonably determines that: (i) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the casualty or (ii) proceeds necessary to pay the full cost of the repair are not available from Landlord’s Property Policy and/or from its other property insurance policies (if any), insurance, including without limitation earthquake insurance plus any additional amounts Tenant elects, at its option, to contribute, excluding, however, the deductible (for which Tenant shall be responsible to reimburse Landlord as a “Project Cost”, subject to the terms and limitations of Section (g) of Exhibit B attached to this Lease). Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the “Casualty Notice” (as defined below), and this Lease shall terminate as of the date of delivery of that notice. (b) As soon as reasonably practicable following the casualty event but not later than 60 days thereafter, Landlord shall notify Tenant in writing (“Casualty Notice”) of Landlord’s election, if applicable, to terminate this Lease. If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage. If the anticipated repair period exceeds 270 days, then either party may elect to terminate this Lease by written notice to the other within 10 business days following delivery of the Casualty Notice. In addition, Tenant may terminate this Lease within 10 business days following receipt of such Casualty Notice if the casualty has occurred within the final twelve (12) months of the Term and such material damage has a materially adverse impact on Tenant’s continued use of the Premises.

(c) In the event that neither Landlord nor Tenant terminates this Lease pursuant to Section 11.1(b), Landlord shall, at Landlord’s sole cost and expense, repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to any Tenant Installations; and Landlord shall restore any such Tenant Installations. In the absence of any such notice from Landlord, restoration of the Tenant Installations shall be Tenant’s responsibility at its sole cost and expense. (d) From and after the casualty event, the rental to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises. (e) Notwithstanding, anything to the contrary contained in this Section 11.1, if for any reasons other than delays caused by Tenant, or other matters beyond Landlord’s reasonable control (not to exceed thirty (30) days in the aggregate), the Premises has not been substantially repaired within the time period specified in the Casualty Notice, then Tenant may, by written notice to Landlord given at any time thereafter but prior to the actual date of the substantial completion of the repair of the Premises or the Building, elect to terminate this Lease. Notwithstanding the foregoing, if at any time during the construction period, Landlord reasonably determines that the substantial completion of said repairs will be delayed beyond the time period specified in the Casualty Notice (for reasons other than Tenant-caused delays and/or force majeure delays not exceeding 30 days in the aggregate), then Landlord may notify Tenant in writing of such determination and of a new outside date for completion of such repairs, and Tenant must elect within ten (10) days of receipt of such notice to either terminate this Lease or waive its right to terminate this Lease provided such repairs are substantially completed prior to the new oulside date established by Landlord in such notice to Tenant. Tenant’s failure to elect to terminate this Lease within such ten (10) day period shall be deemed Tenant’s waiver of its right to terminate this Lease as provided in this paragraph as to the previous outside date, but not as to the new outside date established by said notice. 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law. ARTICLE 12. EMINENT DOMAIN Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Project which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Basic Rent and Tenant’s Share of Operating Expenses shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord and the right to receive compensation or proceeds in connection with a Taking are expressly waived by Tenant; provided, however, Tenant may file a claim for Tenant’s personal property and fixtures and Tenant’s relocation expenses and business interruption expenses recoverable from the taking authority. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant agrees that the provisions of this Lease shall govern any Taking and shall accordingly supersede any contrary statute or rule of law, ARTICLE 13. SUBORDINATION; ESTOPPEL CERTIFICATE 13.1. SUBORDINATION, Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”); provided, that so long as no uncured Default exists under this Lease, Tenant’s possession and quiet enjoyment of the Premises shall not be disturbed and this Lease shall not terminate in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which this Lease has been subordinated pursuant to this Section. The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall, upon not less than twenty (20) days prior written notice from Landlord, execute a commercially reasonable subordination and attornment agreement in favor of the

Mortgagee, provided such agreement provides a non-disturbance covenant benefiting Tenant. Alternatively, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease in the event of a foreclosure of any mortgage. Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed in lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the Security Deposit not actually recovered by such purchaser nor bound by any rent paid in advance of the calendar month in which the transfer of title occurred; provided that the foregoing shall not release the applicable prior landlord from any liability for those obligations. Tenant acknowledges that Landlord’s Mortgagees and their successors-in-interest are intended third party beneficiaries of this Section 13.1. Landlord hereby represents and warrants to Tenant that, as of the execution of this Lease, the Premises and the Project are not encumbered by any deed of trust, mortgage or ground lease referred to in this Section 13.1. 13.2. ESTOPPEL CERTIFICATE. Tenant shall, within 20 days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate in favor of those parties as are reasonably requested by Landlord (including a Mortgagee or a prospective purchaser of the Building or the Project). ARTICLE 14. DEFAULTS AND REMEDIES 14.1. TENANT’S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events (following the expiration of any cure period set forth below, if any is provided) shall constitute a “Default” by Tenant: (a) The failure by Tenant to make any payment of Rent required to be made by Tenant, as and when due, where the failure continues for a period of 5 days after written notice from Landlord to Tenant. The term “Rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease (b) Except as provided in Article 9 of this Lease, the assignment, sublease, encumbrance or other Transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, where such assignment, sublease, encumbrance or other transfer remains in effect for a period of fifteen (15) days after written notice from Landlord to Tenant. (c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false. (d) Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease (in which event the failure to perform by Tenant within such time period shall be a Default), the failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section 14.1, where the failure continues for a period of 30 days after written notice from Landlord to Tenant. However, if the nature of the failure is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant commences the cure within 30 days, and thereafter diligently pursues the cure to completion. The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law, and Landlord shall not be required to give any additional notice under California Code of Civil Procedure Section 1161, or any successor statute, in order to be entitled to commence an unlawful detainer proceeding (but the foregoing shall not limit or modify the cure periods specifically set forth in this Section 14). 14.2. LANDLORD’S REMEDIES. (a) Upon the occurrence of any Default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies: (i) Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

(1) The worth at the time of award of the unpaid Rent which had been earned at the time of termination; (2) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided; (3) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided; (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of releting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, reasonable attorneys’ fees, and any other reasonable costs; and (5) At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the 24 month period immediately prior to Default, except that if it becomes necessary to compute such rental before the 24 month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the “worth at the time of award shall be computed by allowing interest at the rate of 10% per annum. As used in subparagraph (3) above, the ‘worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. (ii) Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease. (b) The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time. No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or Default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or Default. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it. Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any successor statute, in the event this Lease is terminated by reason of any Default by Tenant. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises. 14.3. LATE PAYMENTS. Any Rent due under this Lease that is not paid to Landlord within 5 days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any Default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord’s designee within 5 days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge for each delinquent payment equal to the greater of (i) 5% of that delinquent payment or (ii) $100.00. Notwithstanding the foregoing, the late fee for the initial late payment of Basic Rent and/or Operating Expenses during each calendar year of the Term shall be waived. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies. 14.4. RIGHT OF LANDLORD TO PERFORM. If Tenant is in Default of any of its obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within 30 days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion. Tenant hereby waives any right to terminate or rescind this Lease as a result of any default by Landlord hereunder or any breach by Landlord of any promise or inducement relating hereto, and Tenant agrees that its remedies shall be limited to a suit for actual damages and/or injunction and shall in no event include any consequential damages, lost profits or opportunity costs. 14.6. EXPENSES AND LEGAL FEES. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other reasonable costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts. 14.7. WAIVER OF JURY TRIAL/JUDICIAL REFERENCE (a) LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. (b) In the event that the jury waiver provisions of Section 14.7 (a) are not enforceable under California law, then, unless otherwise agreed to by the parties, the provisions of this Section 14.7 (b) shall apply. Landlord and Tenant agree that any disputes arising in connection with this Lease (including but not limited to a determination of any and all of the issues in such dispute, whether of fact or of law) shall be resolved (and a decision shall be rendered) by way of a general reference as provided for in Part 2, Title 8, Chapter 6 (§§ 638 et. seq.) of the California Code of Civil Procedure, or any successor California statute governing resolution of disputes by a court appointed referee. Nothing within this Section 14.7 shall apply to an unlawful detainer action. 14.8 SATISFACTION OF JUDGMENT. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers, members or shareholders of Landlord or its constituent partners or members. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Project, and no action for any deficiency may be sought or obtained by Tenant. ARTICLE 15. END OF TERM 15.1. HOLDING OVER. If Tenant holds over for any period after the Expiration Date (or earlier termination of the Term) without the prior written consent of Landlord, such tenancy shall constitute a tenancy at sufferance only and a Default by Tenant; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the 15 day following the termination of this Lease and terminating 30 days following delivery of written notice of termination by either Landlord or Tenant to the other. In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly rental shall be 150% of the total monthly rental for the month immediately preceding the date of termination, subject to Landlord’s right to modify same upon 30 days notice to Tenant. The acceptance by Landlord of monthly hold-over rental in a lesser amount shall not constitute a waiver of Landlord’s right to recover the full amount due unless otherwise agreed in writing by Landlord. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. The foregoing provisions of this Section 15.1 are in addition to and do not affect Landlord’s right of re- entry or any other rights of Landlord under this Lease or at law. 15.2. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as on the Commencement Date or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear, casualty, condemnation and repairs which are Landlord’s obligation excepted, and shall remove all wallpapering, voice and/or data transmission cabling installed by or for Tenant and Required Removables, together with all personal property and debris, and shall perform all work required under Section 7.3 of this Lease except for any items that Landlord may by written authorization allow to remain. If Tenant shall fail to comply with the provisions of this Section 15.2, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. ARTICLE 16. PAYMENTS AND NOTICES All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within 5 days after demand. All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 12 of the Basic Lease Provisions, by personal service, or by any courier or “overnight” express mailing service. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), shall be deemed delivery and receipt of the notice as of the date of attempted delivery. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them. ARTICLE 17. RULES AND REGULATIONS Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and/or Common Areas. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease or any other act or conduct by any other tenant, and the same shall not constitute a constructive eviction hereunder. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant’s failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling. ARTICLE 18. BROKER’S COMMISSION The parties recognize as the broker(s) who negotiated this Lease the firm(s) whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. It is understood that Landlord’s Broker represents only Landlord in this transaction and Tenant’s Broker (if any) represents only Tenant. Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.

ARTICLE 19. TRANSFER OF LANDLORD’S INTEREST In the event of any transfer of Landlord’s interest in the Premises (other than to a Mortgagee), provided the transferee assumes in writing the transferor’s obligations under this Lease accruing from and after the effective date of said transfer, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that Tenant is duly notified of the transfer. Any funds held by the transferor in which Tenant has an interest, including without limitation, the Security Deposit, shall be turned over, subject to that interest, to the transferee. No Mortgagee to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit unless the Mortgagee actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership. ARTICLE 20. INTERPRETATION 20.1. NUMBER. Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular. 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation. 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease. 20.4. SUCCESSORS. Subject to Sections 13.1 and 22.3 and to Articles 9 and 19 of this Lease, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section 20.4 is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease. 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. 20.6. CONTROLLING LAW/VENUE. This Lease shall be governed by and interpreted in accordance with the laws of the State of California. Should any litigation be commenced between the parties in connection with this Lease, such action shall be prosecuted in the applicable State Court of California in the county in which the Building is located. 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. 20.8. WAIVER. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act. No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party. 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section 20.9 shall not operate to excuse Tenant from the prompt payment of Rent. 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding. 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord. 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns. ARTICLE 21. EXECUTION AND RECORDING 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. 21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation, limited liability company or partnership, Tenant represents and warrants that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms. 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant. 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes. 21.5. AMENDMENTS. No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect. 21.6. ATTACHMENTS. All exhibits, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease. ARTICLE 22. MISCELLANEOUS 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Except to the extent disclosure is required by law, Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity, and except that: (i) Tenant is required to disclose the Confidential Information in response to a subpoena or other regulatory, administrative or court order, (ii) Tenant is required to disclose the Confidential Information to, or file a copy of this Lease with, any governmental agency or any stock exchange; provided, however, that if disclosure of the Confidential Information is required by subpoena or other regulatory, administrative or court order, Tenant shall provide Landlord with as much advance notice of the possibility of such disclosure as practical so that Landlord may attempt to stop such disclosure or obtain an order concerning such disclosure. In addition, Tenant may disclose the terms of this Lease to (i) prospective assignees of this Lease and prospective subtenants under this Lease with whom Tenant is actively negotiating such an assignment or sublease, (ii) to Tenant’s attorneys, accountants and financial advisors, and (iii) in connection with any acquisition of Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, a sale of substantially all of Tenant’s assets, any sale or transfer of Tenant’s capital stock or any financing by Tenant. 22.2. TENANT’S FINANCIAL STATEMENTS. The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease. Tenant shall during the Term furnish Landlord with current annual financial statements accurately reflecting Tenant’s financial condition upon written request from Landlord within 20 days following Landlord’s request (but not more frequently than once during any calendar year); provided, however, that so long as Tenant is a publicly traded corporation on a nationally recognized stock exchange, the foregoing obligation to deliver the statements shall be waived. If delivered to Landlord marked or otherwise designate as “confidential”, Landlord agrees that it will keep the statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Building or Project, and to any encumbrancer or proposed encumbrancer of all or any portion of the Building or Project. 22.3. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any Mortgagee of a Mortgage covering the Building whose address has been furnished to Tenant and (b) such Mortgagee is afforded a reasonable opportunity to cure the default by Landlord (which shall in no event be less than 60 days), including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant shall comply with any written directions by any Mortgagee to pay Rent due hereunder directly to such Mortgagee without determining whether a default exists under such Mortgagee’s Mortgage. 22.4. SDN LIST. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant.
LANDLORD: THE IRVINE COMPANY LLC, a Delaware limited liability company TENANT: ICAD, INC. a Delaware corporation
By Steven M. Case Executive Vice President Office Properties
By Michael T. Bennet Senior Vice President, Operations Office Properties
By Printed Name Kevin Burns Title By Printed Name Title

The Irvine Company
Exhibit A

EXHIBIT B Operating Expenses (Net) (a) From and after the Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of all Operating Expenses, as defined in Section (f) below, incurred by Landlord in the operation of the Building and the Project. The term “Tenant’s Share” means that portion of any Operating Expenses reasonably determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area and the denominator of which is the total rentable square footage, as reasonably determined from time to time by Landlord, of (i) the Building, for expenses determined by Landlord to benefit or relate substantially to the Building rather than the entire Project, and (ii) all or some of the buildings in the Project, for expenses reasonably determined by Landlord to benefit or relate substantially to all or some of the buildings in the Project rather than any specific building. Landlord reserves the right to allocate to the entire Project any Operating Expenses which may benefit or substantially relate to a particular building within the Project in order to maintain greater consistency of Operating Expenses among buildings within the Project. In the event that Landlord reasonably determines that the Premises or the Building incur a non-proportional benefit from any expense, or is the non-proportional cause of any such expense, Landlord may allocate a greater percentage of such Operating Expense to the Premises or the Building. In the event that any management and/or overhead fee payable or imposed by Landlord for the management of Tenant’s Premises is calculated as a percentage of the rent payable by Tenant and other tenants of Landlord, then the full amount of such management and/or overhead fee which is attributable to the rent paid by Tenant shall be additional rent payable by Tenant, in full, provided, however, that Landlord may elect to include such full amount as part of Tenant’s Share of Operating Expenses. (b) Commencing prior to the start of the first full “Expense Recovery Period” of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, concurrently with payments of Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant’s Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued estimated Tenant’s Share of Operating Expenses based upon the new estimate. Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant’s Share of Operating Expenses shall be equitably prorated for any partial year. (c) Within 180 days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement (a “Reconciliation Statement”) showing in reasonable detail the actual or prorated Tenant’s Share of Operating Expenses incurred by Landlord during such Expense Recovery Period, and the parties shall within 30 days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments of Tenant’s Share of Operating Expenses, if any, to the actual Tenant’s Share of Operating Expenses as shown by the Reconciliation Statement. Any delay or failure by Landlord in delivering any Reconciliation Statement shall not constitute a waiver of Landlord’s right to require Tenant to pay Tenant’s Share of Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments of Basic Rent and Operating Expenses next coming due, and any deficiency shall be paid by Tenant together with the next installment of Basic Rent. Should Tenant fail to object in writing to Landlord’s determination of Tenant’s Share of Operating Expenses or fail to give written notice of its intent to audit Landlord’s Operating Expenses pursuant to the provisions of the next succeeding paragraph, within 180 days following delivery of Landlord’s Reconciliation Statement, Landlord’s determination of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant for all purposes and any future claims by Tenant to the contrary shall be barred. Provided no Default has occurred and is continuing, Tenant shall have the right to cause a certified public accountant, engaged on a non-contingency fee basis, to audit Operating Expenses by inspecting Landlord’s general ledger of expenses not more than once during any Expense Recovery Period. However, to the extent that insurance premiums or any other component of Operating Expenses is determined by Landlord on the basis of an internal allocation of costs utilizing information Landlord in good faith deems proprietary, such expense component shall not be subject to audit so long as it does not exceed the amount per square foot typically imposed by landlords of other first class business parks in Santa Clara County, California. Tenant shall give notice to Landlord of Tenant’s intent to audit within one hundred eighty (180) days after Tenant’s receipt of Landlord’s expense statement which sets forth Tenant’s Share of Landlord’s actual Operating Expenses. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained. If Tenant’s audit determines that actual Operating Expenses have been overstated by more than five percent (5%), then subject to Landlord’s right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant’s rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. In the event of a dispute between Landlord and Tenant regarding such audit, such dispute shall be submitted and resolved by binding arbitration pursuant to Section 6.1 of the Lease. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees . Landlord may require
Tenant’s auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit. In the event of a violation of this confidentiality covenant in connection with any audit, then in addition to any other legal or equitable remedy available to Landlord, Tenant shall forfeit its right to any reconciliation or cost reimbursement payment from Landlord due to said audit (and any such payment theretofore made by Landlord shall be promptly returned by Tenant), and Tenant shall have no further audit rights under this Lease . Notwithstanding the foregoing, Tenant shall have no right of audit with respect to any Expense Recovery Period unless the total Operating Expenses per square foot for such Expense Recovery Period, as set forth in Landlord’s annual expense reconciliation, exceed the total
Operating Expenses per square foot during the initial Expense Recovery Period during the Term, as increased by the percentage change in the United States Department of Labor, Bureau of Labor
Statistics, Consumer Price Index for all Urban Consumers, San Francisco-Oakland-San Jose, CA Area
Average, all items (1982-84 = 100) (the “Index”), which change in the Index shall be measured by comparing the Index published for January of the initial Expense Recovery Period during the Term with the Index published for January of the applicable Expense Recovery Period .
(d) Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Operating Expenses for the Expense Recovery
Period in which this Lease terminates, Tenant shall within 30 days of written notice pay the entire increase over the estimated Tenant’s Share of Operating Expenses already paid . Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than 30 days after such final determination . However, in lieu thereof, Landlord may deliver a reasonable estimate of the anticipated reconciliation amount to Tenant prior to the Expiration Date of the Term, in which event the appropriate party shall fund the amount by the Expiration Date.
(e) If, at any time during any Expense Recovery Period, any one or more of the Operating
Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant’s Share of Operating Expenses for the year, then the estimate of Tenant’s Share of
Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the estimated amount of Tenant’s Share of the increase . Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective,
Tenant’s Share thereof and the months for which the payments are due . Tenant shall pay the increase to
Landlord as part of the Tenant’s monthly payments of estimated expenses as provided in paragraph (b)
above, commencing with the month in which effective.
(f) The term “Operating Expenses” shall mean and include all Project Costs, as defined in
Section (g) below, and Property Taxes, as defined in Section (h) below.
(g) The term “Project Costs” shall mean all expenses of operation, management, repair, replacement and maintenance of the Building and the Project, including without limitation all appurtenant
Common Areas (as defined in Section 6 .2 of the Lease), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums, deductibles, or reasonable premium equivalents or deductible equivalents should Landlord elect to self insure any risk that Landlord is authorized to insure hereunder (provided, however, that Tenant’s obligation to reimburse any such deductible or deductible equivalent shall not exceed the amount of Tenant’s Share multiplied by
One Hundred Thousand Dollars ($100,000 .00) per occurrence for any casualty); license, permit, and inspection fees (but excluding business management and/or broker licenses) ; light; power; window washing; trash pickup; heating, ventilating and air conditioning; supplies; materials; equipment; tools;
reasonable fees for consulting services; access control/security costs, inclusive of the reasonable cost of improvements made to enhance access control systems and procedures; establishment of reasonable reserves for replacement of the roof of the Building (provided, however, that Landlord shall first exhaust such reserves in performing such replacement or repair work and Landlord shall only be entitled to include, as a Project Cost, only the amount by which the cost to perform such work exceeds the existing reserve as amortized pursuant to the applicable provisions hereof); costs incurred in connection with compliance with any laws or changes in laws becoming effective after the Commencement Date applicable to the Building or the Project (provided that, except for laws or changes in laws that pertain particularly to Tenant or to Tenant’s particular use of the Premises (which shall be the sole responsibility of Tenant at its cost), to the extent such laws or change in laws require expenditures of a “capital” nature, then such “capital” expenditure shall be amortized (using a market cost of funds as reasonably determined by Landlord) over the useful life of such asset and only the amortized cost thereof shall be includable in Project Costs during the remaining Term of the Lease); the cost of any capital expenditures or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital expenditures or replacements (or, if such capital expenditures or replacements are anticipated to achieve a cost savings as to the Operating Expenses, any shorter estimated period of time over which the cost of the capital expenditures or replacements would be recovered from the estimated cost savings) calculated at a market cost of funds, all as reasonably determined by Landlord, for each year of useful life or shorter recovery period of such capital expenditure whether such capital expenditure occurs during or prior to the commencement of the Term
(provided, however, that Project Costs for capital expenditures which have occurred prior to the
Commencement Date of this Lease shall not exceed the amounts set forth on Schedule I attached to this

Exhibit B during the time periods on such Schedule I); costs associated with the maintenance of an air conditioning, heating and ventilation service agreement, and maintenance of any communications or networked data transmission equipment, conduit, cabling, wiring and related telecommunications facilitating automation and control systems, remote telecommunication or data transmission infrastructure within the Building and/or the Project, and any other maintenance, repair and replacement costs associated with such infrastructure; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord’s personnel and outside personnel; any expense incurred pursuant to Sections
6.1, 6.2, 7.2, 10.2, and Exhibits C and F of the Lease; and reasonable and market-competitive overhead and/or management fees for the professional operation of the Project. It is understood and agreed that
Project Costs may include competitive charges for direct services (including, without limitation, management and/or operations services) provided by any subsidiary, division or affiliate of Landlord.
Notwithstanding anything to the contrary herein, “Project Costs” shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, “Costs”): (i) Costs occasioned by the breach by Landlord of any of its obligations under this Lease; (ii) Costs of any renovation, improvements, painting or redecorating of any leasable space within Project not made available for Tenant’s use; (iii) Costs incurred in connection with negotiations or disputes with any other occupant of the Project; (iv) Costs incurred in connection with the presence of any Hazardous Material, except to the extent Tenant is responsible therefor pursuant to Section 5.3 of this Lease and except for Costs of any remediation of mold conditions which do not pre-date the Commencement Date; (v) interest, charges and fees incurred on debt incurred by Landlord; (vi) Costs occasioned by casualties or by the exercise of the power of eminent domain (as described in Sections 11.1 and 12.1 of this Lease, respectively); (viii) Costs for which Landlord is responsible as expressly provided in Section 2 of Exhibit G to this Lease (or elsewhere in this Lease, where such condition is set forth as Landlord’s “sole cost and expense”); (ix) Costs which could properly be capitalized under generally accepted accounting principles, consistently applied, except to the extent amortized over the useful life of the item in question as set forth above; and (x) Costs occasioned by the violation of any law by Landlord, its authorized agents, employees or contractors.
(h) The term “Property Taxes” as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Building or Project, including without limitation, the following: (i) all real estate taxes or personal property taxes levied against the Premises, the Building or Project, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of
Landlord located in the Building and/or the Project, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community
Facilities Districts, “Mello Roos” districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. Notwithstanding the foregoing, general net income or franchise taxes imposed against Landlord shall be excluded, and
“Property Taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; (b) imposed on land and improvements other than the Building or the Project; or (c) attributable to Landlord’s inheritance, gift or estate taxes.

Schedule I
66651
FY 2013
First Point, 101 Nicholson
Amort Start End Project Cost Monthly Annual
Period Date Date w 5% lnt Amt Amt
Parking lot Repairs & Seal Project 48 1/1/2012 12/31/2015 44,208 921 11,052
HVAC Replacements 10 Units Building 130 9/1/2007 8/31/2022 :231,300 1,285 15,420
275,508 2,206 26,472
Excludes Roof Reserves

EXHIBITC
UTILITIES AND SERVICE
Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for electricity metered to the Premises, telephone, telecommunications service, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in. on or about the Premises during the Term, together with any taxes thereon. Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of water, gas, sewer, refuse pickup and any other utilities and services that are not separately metered to the Premises and services, and Tenant shall pay such amount to Landlord, as an item of additional rent, within 10 days after delivery of Landlord’s statement or invoice therefor. Alternatively, Landlord may elect to include such cost in the definition of Project Costs in which event Tenant shall pay Tenant’s proportionate share of such costs in the manner set forth in Section 4.2 .

EXHIBIT D
TENANTS INSURANCE
The following requirements for Tenant’s insurance shall be in effect during the Term, and Tenant shall also cause any subtenant to comply with the requirements . Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these requirements.
1. Tenant shall maintain, at its sole cost and expense, during the entire Term: (i) commercial general liability insurance with respect to the Premises and the operations of Tenant in, on or about the
Premises, including but not limited to coverage for personal injury, broad form property damage, fire legal liability, products liability (if a product is sold from the Premises), which policy(ies) shall be written on an
“occurrence” basis and for not less than $1 ,000,000 per occurrence and $2,000,000 in the aggregate for bodily injury, death, and property damage liability; (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance coverage of at least $1,000,000; (iii) with respect to Alterations constructed by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; and (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring all
Alterations, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than 90% of their actual replacement cost (with replacement cost endorsement), which policy shall also include business interruption coverage in an amount sufficient to cover 1 year of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this
Lease .
2. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VIII” in the most current
Best’s Insurance Report. The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such deductible or retained limit with waiver of subrogation as to property insurance in favor of Landlord. Any insurance required of
Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A certificate of insurance, certifying that the policy has been issued, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises . Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than three (3) days after the expiration of the coverage . In the event of a loss covered by any policy under which Landlord is an additional insured,
Landlord shall be entitled to review a copy of such policy.
3. Tenant’s commercial general liability insurance shall contain a provision that the policy shall be primary to and noncontributory with any policies carried by Landlord, together with a provision including Landlord and any other parties in interest designated by Landlord as additional insureds .
Tenant’s policies described in Subsections 1 (ii), (iii) and (iv) above shall each contain a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives. Tenant also waives its right of recovery for any deductible or retained limit under the property insurance policies enumerated above. All of Tenant’s policies shall contain a provision that the insurer will not cancel or reduce the coverage provided by the policy without first endeavoring to give
Landlord 30 days prior written notice. Tenant shall also name Landlord as an additional insured on any excess or umbrella liability insurance policy carried by Tenant to the extent required under this Lease .
NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST
PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT
PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

EXHIBIT E
RULES AND REGULATIONS
This Exhibit sets forth the rules and regulations governing Tenant’s use of the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.
1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall, which may appear unsightly from outside the Premises.
2. The walls, walkways, sidewalks, entrance passages, elevators, stairwells, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for smoking, loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, sidewalks, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. Smoking is permitted outside the building and within the Project only in areas designated by Landlord. Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Project at any time. No tenant or employee or invitee or agent of any tenant shall be permitted upon the roof of the Building without prior written approval from Landlord .
3. No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.
4. Tenant shall not in any way deface any part of the Premises or the Building except to affix standard pictures or other wall hangings on the interior walls of the premises so long as they are not visible from the exterior of the building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.
5. The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.
6. Landlord shall direct electricians as to the manner and location of any future telephone wiring.
No boring or cutting for wires will be allowed without the prior consent of Landlord. The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.
7. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No exterior storage shall be allowed at any time without the prior written approval of Landlord. The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.
8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio , phonograph, noise, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.
9. No animals, except for seeing eye dogs, shall be permitted at any time within the Premises
10. Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant’s address, without the written consent of Landlord. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

11 . Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and each Tenant shall cooperate to prevent the same. Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person if, in the good faith judgment of Landlord, such person will be involved in general solicitation activities, or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees, or engaged or likely to engage in conduct which may in Landlord’s opinion distract from the use of the Premises for its intended purpose. Notwithstanding the foregoing, Landlord reserves the absolute right and discretion to limit or prevent access to the Buildings by any food or beverage vendor, whether or not invited by Tenant, and Landlord may condition such access upon the vendor’s execution of an entry permit agreement which may contain provisions for insurance coverage and/or the payment of a fee to
Landlord .
12 . No equipment of any type shall be placed on the Premises which in Landlord’s opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the
Building .
13. Regular building hours of operation are from 6:00 AM to 6:00 PM Monday through Friday and
9:00 AM to 1:00 PM on Saturday. No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the prior written consent of Landlord .
14. The entire Premises, including vestibules, entrances, parking areas, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant. All trash , refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection . All cardboard boxes must be
“broken down” prior to being placed in the trash container. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets must be immediately disposed of by tenant and may not be disposed of in the Landlord provided trash container or enclosures . Pallets may be neatly stacked in an exterior location on a temporary basis (no longer than 5 days) so long as Landlord has provided prior written approval. The burning of trash, refuse or waste materials is prohibited.
15. Tenant shall use at Tenant’s cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.
16. All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to
Landlord any of such keys so provided upon the termination of the Lease . Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord . In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof.
Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to lobby(s), suite(s) and telephone & electrical room(s) which have been furnished to Tenant or which Tenant shall have had made.
17. No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs . Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs .
18. The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written notice to, Landlord, and the persons employed to move those objects in or out of the Building must be reasonably acceptable to Landlord. Without limiting the generality of the foregoing, no freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in the elevator.
19. Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease without prior written consent of Landlord .
20. Landlord may from time to time grant other tenants of the Project individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.
21. Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

EXHIBIT F
PARKING
Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 11 of the Basic
Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common
Areas designated by Landlord for parking . Tenant shall not use more parking spaces than such number.
All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sport utility vehicles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities . If
Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas . There shall be no parking of any vehicles for longer than a forty-eight (48) hour period unless otherwise authorized by
Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner’s expense. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits . In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for longer than 48-hours, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas .

EXHIBIT G
ADDITIONAL PROVISIONS
The following additional provisions shall be binding on Landlord and Tenant:
1. RIGHT TO EXTEND THIS LEASE. Provided that no Default has occurred and is continuing under any provision of this Lease, at the time of exercise of the extension right granted herein, and provided further that Tenant has not assigned its interest in this Lease, or sublet more than 50% of the
Floor Area of the Premises (in the aggregate), other than to a “Permitted Transferee”, then Tenant may extend the Term of this Lease for one (1) extension period of 36 months. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than 9 months or more than 12 months prior to the Expiration Date of the Term, Tenant’s irrevocable written notice of its commitment to extend
(the “Commitment Notice”) . The Basic Rent payable under the Lease during any extension of the Term shall be determined as provided in the following provisions.
If Landlord and Tenant have not by then been able to agree upon the Basic Rent for the extension of the Term , then not less than 90 days or more than 120 days prior to the Expiration Date of the Term, Landlord shall notify Tenant in writing of the Basic Rent that would reflect the prevailing market rental rate for a 36-month renewal of comparable space in the vicinity of the Project (together with any increases thereof during the extension period) as of the commencement of the extension period
(“Landlord’s Determination”). Should Tenant disagree with the Landlord’s Determination, then Tenant shall, not later than 20 days thereafter, notify Landlord in writing of Tenant’s determination of those rental terms (“Tenant’s Determination”). Within 10 days following delivery of the Tenant’s Determination, the parties shall attempt to agree on an appraiser to determine the fair market rental. If the parties are unable to agree in that time, then each party shall designate an appraiser within 10 days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair market rental. Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental for the Premises . Any appraiser designated hereunder shall have an MAl certification with not less than 5 years experience in the valuation of commercial industrial buildings in the vicinity of the Project.
Within 30 days following the selection of the appraiser and such appraiser’s receipt of the
Landlord’s Determination and the Tenant’s Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects the fair market rental rate for the
36-month renewal of the Lease for the Premises, as reasonably extrapolated to the commencement of the extension period . Accordingly, either the Landlord’s Determination or the Tenant’s Determination
shall be selected by the appraiser as the fair market rental rate for the extension period. In making such determination, the appraiser shall consider rental comparables for similarly improved space in the north
San Jose marketplace with appropriate adjustment for location and quality of project), including without limitation, factors for tenant improvement allowances or “free rent” provisions then being granted by landlords for renewals of leases , but the appraiser shall not attribute any factor for market tenant improvement allowances or brokerage commissions in making its determination of the fair market rental rate . At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental. The fees of the appraiser(s) shall be borne entirely by the party whose determination of the fair market rental rate was not accepted by the appraiser.
Within 20 days after the determination of the fair market rental, Landlord shall prepare an appropriate amendment to this Lease in commercially reasonable form for the extension period, and Tenant shall execute and return same to Landlord within 20 days after Tenant’s receipt of same . Should the fair market rental not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.
If Tenant fails to timely exercise the extension right granted herein within the time period expressly set forth for exercise by Tenant in the initial paragraph of this Section, Tenant’s right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Tenant’s rights under this Section shall belong solely to iCad, Inc., a Delaware corporation, and any Permitted Transferee, and any attempted assignment or transfer of such rights shall be void and of no force and effect. Tenant shall have no other right to extend the Term beyond the single 36 month extension period created by this
Section . Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this Section.
2. LANDLORD’S RESPONSIBILITIES .
(a) Landlord warrants to Tenant as follows: (i) that the roof, plumbing, fire sprinkler system, lighting, heating, ventilation and air conditioning systems and electrical systems serving the Premises shall be in good operating condition on the Commencement Date, and (ii) that the Premises shall be delivered to Tenant on the Commencement Date in a vacant and “broom clean” condition . Provided that

Tenant shall notify Landlord of any non-compliance with the foregoing warranties contained in subsections (i) and/or (ii) above not later than sixty (60) days following the Commencement Date, then
Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from
Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord’s sole cost and expense and not as a Project Cost.
(b) Notwithstanding the provisions of Section 7.2 of this Lease, during the initial 60-month
Term of this Lease (as same may be extended by Tenant pursuant to Exhibit G), Landlord agrees to repair and/or replace, at its sole cost and expense and not as a “Project Cost”, all structural walls, foundations, structural elements of the roof of the Building, and underground utility pipes and/or facilities serving the Building (the “Structural Elements”). Notwithstanding the foregoing, Landlord’s obligation contained in this Section to bear such costs and expenses shall not apply: (i) to the costs and expenses of periodic maintenance of the Structural Elements, nor (ii) to the extent of the negligence or willful misconduct by Tenant, its employees, agents, contractors, licensees or invitees (in which case Tenant shall be responsible for the reasonable costs of such repairs and/or replacements) . Tenant shall give
Landlord prompt notice when Tenant becomes aware of any repairs or replacements required of Landlord pursuant to this Section, and such repairs shall be made promptly following notice from Tenant.
(c) Landlord shall correct, repair and/or replace any non-compliance of the Building and/or the
Common Areas with all applicable building permits and codes in effect as of the date of the issuance of building permit(s) therefor, including without limitation, the provisions of Title Ill of the Americans With
Disabilities Act (“ADA”). Said costs of compliance shall be Landlord’s sole cost and shall not be part of
Project Costs, including any costs of bringing to code compliance any portions of the Building and/or the
Common Areas which were in compliance when they were built but are nonetheless required by the applicable governmental entity to be upgraded to current codes, such upgrading requirement, however, not to be triggered as the result of either Alterations by Tenant or by any further revisions or amendments to the codes themselves . Landlord shall correct, repair or replace any non-compliance of the Building and/or the Common Areas with any further revisions or amendments to applicable building codes
(including, without limitation, the ADA) becoming effective after the date of issuance of the applicable building permit(s) therefor, provided that, subject to the initial two sentences of this Section, the amortized cost of such repairs or replacements (amortized over the useful life thereof in accordance with generally accepted accounting principles, consistently applied, and using a market cost of funds reasonably determined by Landlord) shall be included as Project Costs payable by Tenant. All other ADA compliance issues which pertain to the Premises, including without limitation, in connection with Tenant’s construction of any Alterations or other improvements in the Premises (and any resulting ADA compliance requirements in the Common Areas if Landlord shall consent to same as more particularly provided in
Section 7.3 of this Lease) and the operation of Tenant’s business and employment practices in the
Premises, shall be the responsibility of Tenant at its sole cost and expense . The repairs, corrections or replacements required of Landlord or of Tenant under the foregoing provisions of this Section shall be made promptly following notice of non-compliance from any applicable governmental agency.

EXHIBIT H
LANDLORD’S DISCLOSURES
Portions of the structures on the Premises may contain asbestos-containing materials.
Accordingly, Tenant agrees that it will not make any repairs or alterations to the structures on the Premises: (a) without inquiring from Landlord whether Tenant’s planned repairs or alterations are likely to disturb asbestos-containing materials in the structures, and (b) if, in
Landlord’s judgment, the planned repairs or alterations will disturb the asbestos-containing materials, not to proceed with such planned repairs or alterations without securing Landlord’s written prior consent.

EXHIBIT J
THE IRVINE COMPANY- INVESTMENT PROPERTIES GROUP
HAZARDOUS MATERIAL SURVEY FORM
The purpose of this form is to obtain information regarding the use of hazardous substances on Investment Properties Group (“lPG”) property. Prospective tenants and contractors should answer the questions in light of their proposed activities on the premises.
Existing tenants and contractors should answer the questions as they relate to ongoing activities on the premises and should update any information previously submitted.
If additional space is needed to answer the questions, you may attach separate sheets of paper to this form . When completed, the form should be sent to the following address:
THE IRVINE COMPANY MANAGEMENT OFFICE
111 Innovation Drive
Irvine, CA 92617
Your cooperation in this matter is appreciated . If you have any questions, please call your property manager at (949) 720-4400 for assistance.
1. GENERAL INFORMATION.
Name of Responding Company: -=-------,----:--------- ---
Check all that apply: Tenant ( ) Contractor
Prospective ( ) Existing
Mailing Address:--- ----------------------
Contact person & Title: -:------- ------------------
Telephone Number: ( ) _
Current TIC Tenant(s) :
Address of Lease Premises:
Length of Lease or Contract Term : --------------------
Prospective TIC Tenant(s):
Address of Leased Premises:
Address of Current Operations:
Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted . Existing tenants and contractors should describe any proposed changes to ongoing operations .
2. HAZARDOUS MATERIALS. For the purposes of this Survey Form, the term
“hazardous material” means any raw material, product or agent considered hazardous under any state or federal law. The term does not include wastes which are intended to be discarded .
2.1 Will any hazardous materials be used or stored on site?
Chemical Products Yes ( No
Biological Hazards/
Infectious Wastes Yes ( No ( )
Radioactive Materials Yes ( No ( )
Petroleum Products Yes ( No ( )
2.2 List any hazardous materials to be used or stored, the quantities that will be on-
site at any given time, and the location and method of storage (e.g. , bottles in storage closet on the premises).
Location and Method

Hazardous Materials of Storage Quantity
2.3 Is any underground storage of hazardous materials proposed or currently conducted on the premises? Yes ( ) No ( )
If yes, describe the materials to be stored, and the size and construction of the tank . Attach copies of any permits obtained for the underground storage of such substances.
3. HAZARDOUS WASTE. For the purposes of this Survey Form, the term “hazardous waste” means any waste (including biological, infectious or radioactive waste)
considered hazardous under any state or federal law, and which is intended to be discarded .
3.1 List any hazardous waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.
Location and Method
Hazardous Materials of Storage Quantity
3.2 Describe the method(s) of disposal (including recycling) for each waste .
Indicate where and how often disposal will take place.
Location and Method
Hazardous Materials of Storage Disposal Method
3.3 Is any treatment or processing of hazardous, infectious or radioactive wastes currently conducted or proposed to be conducted on the premise?
Yes ( ) No ( )
If yes, please describe any existing or proposed treatment methods.
3.4 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.
4. SPILLS
4.1 During the past year, have any spills or releases of hazardous materials occurred on the premises? Yes ( ) No ( )

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.
4.2 Were any agencies notified in connection with such spills? Yes ( ) No (
If so, attach copies of any spill reports or other correspondence with regulatory agencies.
4.3 Were any clean-up actions undertaken in connection with the spills?
Yes ( ) No ( )
If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.
5. WASTEWATER TREATMENT/DISCHARGE
5.1 Do you discharge industrial wastewater to:
__storm drain? __sewer?
_ _ surface water? __no industrial discharge
5.2 Is your industrial wastewater treated before discharge? Yes ( ) No ( )
If yes, describe the type of treatment conducted.
5.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.
6. AIR DISCHARGES.
6.1 Do you have any air filtration systems or stacks that discharge into the air?
Yes ( ) No ( )
6.2 Do you operate any equipment that requires air emissions permits?
Yes ( ) No ( )
6.3 Attach copies of any air discharge permits pertaining to these operations.
7 . HAZARDOUS MATERIALS DISCLOSURES .
7.1 Does your company handle an aggregate of at least 500 pounds, 55 gallons or
200 cubic feet of hazardous material at any given time? Yes ( ) No ( )
7.2 Has your company prepared a Hazardous Materials Disclosure- Chemical
Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements? Yes ( ) No ( )
If so, attach a copy.
7.3 Are any of the chemicals used in your operations regulated under Proposition
65?
If so, describe the procedures followed to comply with these requirements.

7.4 Is your company subject to OSHA Hazard Communication Standard
Requirements? Yes ( ) No ( )
If so, describe the procedures followed to comply with these requirements .
8. ANIMAL TESTING.
8.1 Does your company bring or intend to bring live animals onto the premises for research or development purposes? Yes ( ) No ( )
If so, describe the activity.
8.2 Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes? Yes ( ) No ( )
If so. describe the activity.
9. ENFORCEMENT ACTIONS, COMPLAINTS .
9.1 Has your company ever been subject to any agency enforcement actions, administrative orders. lawsuits, or consent orders/decrees regarding environmental compliance or health and safety? Yes ( ) No ( )
If so, describe the actions and any continuing obligations imposed as a result of these actions .
9.2 Has your company ever received any request for information, notice of violation or demand letter, complaint, or inquiry regarding environmental compliance or health and safety? Yes ( ) No ( )
9.3 Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you? Yes ( ) No ( )
9.4 If you answered “yes” to any questions in this section, describe the environmental action or complaint and any continuing compliance obligation imposed as a result of the same .
By:
Name: ---------------------
Title: - -------------------
Date:-------- ---

EXHIBIT X

INDUSTRIAL WORK LETTER

DOLLAR ALLOWANCE

The tenant improvement work to be contracted for by Landlord hereunder ("**Tenant Improvement Work**") shall consist of the design and construction of all tenant improvements ("**Tenant Improvements**"), including work in place as of the date hereof, required for the Premises pursuant to the approved final Working Drawings and Specifications (as hereinafter defined). All of the Tenant Improvement Work shall be performed by a contractor selected by Landlord and in accordance with the procedures and requirements set forth below.

I. ARCHITECTURAL AND CONSTRUCTION PROCEDURES.

A. Tenant and Landlord have approved both (i) the detailed space plan for the Premises, prepared by Landlord's architect, which includes interior partitions, ceilings, interior finishes, interior doors, suite entrance, floor coverings, window coverings, lighting, electrical and telephone outlets, plumbing connections, heavy floor loads and other special requirements of Tenant ("**Preliminary Plan**"), and (ii) an estimate of the cost to complete the Tenant Improvements in accordance with the Preliminary Plan ("**Preliminary Cost Estimate**"), which Preliminary Cost Estimate will be based upon estimated costs provided by Landlord's contractor. The approved Preliminary Plan and Preliminary Cost Estimate are attached hereto as Schedule I and Schedule II, respectively. Except as otherwise noted in the Preliminary Plan attached hereto, the Preliminary Plan shall include Landlord's building standard tenant improvements, materials and specifications for the Project as set forth in Schedule III attached hereto ("**Building Standard Improvements**"), except for changes and additions specifically requested by Tenant and reasonably approved by Landlord (any such addition or variation from the Standard Improvements shall be referred to herein as a ("**Non-Standard Improvement**").

B. Within ten (10) days following Landlord's architect's request, Tenant shall provide in writing to Landlord or Landlord's architect all specifications and information requested by Landlord for the preparation of final construction documents and costing, including without limitation Tenant's final selection of paint and floor finishes, complete specifications and locations (including electrical, load and HVAC requirements) of Tenant's equipment (collectively, "**Programming Information**"). Subject to the provisions of Section 1.G below, Tenant's failure to provide the Programming Information within the specified time period shall constitute a Tenant Delay for purposes of this Lease. Tenant understands that final construction documents for the Tenant Improvements shall be predicated on the Programming Information, and accordingly, subject to the provisions of Section 1.G below, any delays in the completion of the Tenant Improvements due to incomplete or inaccurate Programming Information shall constitute a Tenant Delay.

C. Within 15 business days following Tenant's delivery of the complete Programming Information, Landlord's architect and engineers shall prepare and deliver to Tenant working drawings and specifications for the Tenant Improvements based on the Preliminary Plan ("**Working Drawings and Specifications**"). Upon completion of the competitive bid process (described below), Landlord shall prepare a final construction cost estimate ("**Final Cost Estimate**") for the Tenant Improvements, which shall include the "Bid Amount" resulting from such competitive bid process, for the Tenant Improvements in conformity with the Working Drawings and Specifications. A copy of the Final Cost Estimate shall be delivered to Tenant for its approval. Tenant shall have five (5) business days from the receipt thereof to approve or disapprove the Working Drawings and Specifications and the Final Cost Estimate. Tenant shall not unreasonably withhold or delay its approval, and any disapproval or requested modification shall be limited to items not consistent with the approved Preliminary Plan or Preliminary Cost Estimate, subject to Tenant's right to request a Change pursuant to Section I.D below. Should Tenant disapprove the Working Drawings and Specifications or the Final Cost Estimate, such disapproval shall be accompanied by specific reasons for disapproval and a detailed list of requested revisions. The parties shall confer and negotiate in

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good faith to reach agreement on rev1s1ons to the Working Drawings and
Specifications, and the Final Cost Estimate as a consequence of such revisions.
Any revision requested by Tenant and accepted by Landlord, in its reasonable discretion, shall be incorporated into a revised set of Working Drawings and
Specifications and the Final Cost Estimate, and Tenant shall approve same in writing within 5 business days of receipt without further revision. Subject to
Section 1.G below, Tenant’s failure to comply in a timely manner with any of the requirements of this paragraph shall constitute a Tenant Delay as defined below.
D. In the event that Tenant subsequently requests in writing a revision to the
Working Drawings and Specifications approved by the parties pursuant to
Section I.C above (a “Change”), and Landlord so approves such Change as provided in Section I.E. herein, Landlord shall advise Tenant by written change order (a “Change Order”) as soon as is practical of any net cost increase in the
Completion Cost above the Final Cost Estimate (taking into account any cost savings attributable to such Change Order together with previous Change
Orders) and the amount of any Tenant Delay such Change would cause. Tenant shall approve or disapprove such Change Order and Tenant Delay, if any, in writing within 2 business days following Tenant’s receipt of such Change Order.
If Tenant approves any such Change Order, Landlord, at its election, may either
(i) require as a condition to the effectiveness of such Change Order that Tenant pay the cost increase set forth in such Change Order concurrently with delivery of
Tenant’s approval of the Change Order, or (ii) defer Tenant’s payment of such increase until the date 10 days after delivery of invoices for same, provided however, that such payment must in any event be paid in full prior to Tenant’s commencing occupancy of the Premises. If Tenant disapproves any such
Change Order, Tenant shall nonetheless be responsible for the reasonable architectural and/or planning fees incurred in preparing such Change Order.
Landlord shall have no obligation to interrupt or modify the Tenant Improvement
Work pending Tenant’s approval of a Change Order, but if Tenant fails to timely approve a change order, Landlord may (but shall not be required to) suspend the applicable Tenant Improvement Work, in which event, subject to the provisions of
Section I.G below, any related critical path delays because of such suspension shall constitute Tenant Delays hereunder. Except for revisions required by code or other applicable laws which do not materially and adversely affect Tenant’s use of the Premises or materially increase Tenant’s Contribution, in no event shall Landlord have the right to make any revisions to the Working Drawings and Specifications without Tenant’s prior written consent, which consent shall not be unreasonably withheld or delayed.
E. Landlord may consent in writing, in its reasonable discretion, to Tenant’s request for a Change, including any modification of a Standard Improvement to a Non-
Standard Improvement in the Preliminary Plan or any other modification of the
Working Drawings and Specifications, if requested in writing by Tenant.
Notwithstanding the foregoing, Landlord shall in no event be required to approve any Non-Standard Improvement if Landlord determines that such requested Change (i) is of a lesser quality than the corresponding standard improvements, (ii) fails to conform to applicable governmental requirements, (iii)
would result in the Premises requiring building services beyond the level normally provided to other tenants, (iv) would delay construction of the Tenant
Improvements and Tenant declines to accept such delay in writing as a Tenant
Delay, (v) interferes in any manner with the proper functioning of, or Landlord’s access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment in or serving the Building, or (vi) would have an adverse aesthetic impact to the Premises or cause additional expenses to Landlord in reletting the
Premises. Unless Landlord otherwise agrees in writing, in its sole and absolute discretion: (a) the cost of any Non-Standard Improvements shall be part of
Tenant’s Contribution (as hereinafter defined), and (b) all Standard Tenant
Improvements and Non-Standard Improvements shall become the property of
Landlord and shall be surrendered with the Premises at the end of the Term;
except that Landlord may, by notice to Tenant given at the time of Landlord’s approval of any Tenant Improvements approved by way of a “Change”
requested by Tenant, require Tenant either to remove all or any of such Tenant
Improvements approved by way of such Change, to repair any damage to the
Premises or the Common Area arising from such removal, and to replace any
Non-Standard Improvements so approved with the applicable Building
Standard, or to reimburse Landlord for the reasonable cost of such removal, repair and replacement upon demand. Any such removals, repairs and replacements by Tenant shall be completed by the Expiration Date, or sooner termination of this Lease. Landlord and Tenant confirm and agree that no such removal or replacement shall be required for any of the Tenant Improvements described in the approved Preliminary Plan.

F. Promptly following the approval of the Working Drawings and Specifications by the parties pursuant to Section I.C above, Landlord shall submit the Work Drawings and Specifications to a competitive bidding process involving at least 3 licensed and reputable general contractors, at least one of which shall be selected by Tenant. Landlord shall provide copies of the bid responses to Tenant. After adjustments for any inconsistent assumptions to reflect an "apples to apples" comparison, Landlord shall select the lowest qualified bidder and that bid so selected shall be referred to as the "**Bid Amount**". In the event Landlord selects other than the lowest bidder, it shall do so based on commercially reasonable factors which it shall demonstrate to Tenant. Upon selection of the bidder, Landlord shall enter into a "lump sum" or "fixed price" construction contract with the chosen contractor (the "**TI Contractor**") in the Bid Amount for construction of the Tenant Improvements in accordance with the approved and final Working Drawings and Specifications for the Bid Amount ("**TI Contract**"). The parties confirm and agree that the TI Contractor is the contractor only of Landlord and Tenant shall have no liability to the TI Contractor or under the TI Contract.

G. Notwithstanding any provision in the Lease to the contrary, and not by way of limitation of any other rights or remedies of Landlord, if Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within the time period specified herein for such response (or if no time period is so specified, within 5 business days following Tenant's receipt thereof), fails to approve or disapprove in writing the Preliminary Cost Estimate for the Tenant Improvements within the time periods provided above, fails to provide all of the Programming Information requested by Landlord within the time period specified therefor, fails to approve in writing the Working Drawings and Specifications or the Final Cost Estimate within the time provided herein, fails to timely deliver payment of any net increased costs specified in a Change Order in accordance with Section I.D above, requests any Changes and thereafter accepts a Change Order containing Landlord's good faith estimate of resulting Tenant Delay, or otherwise actually delays in any manner for more than one (1) business day following written or oral notification thereof the completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as a "**Tenant Delay**"), then, subject to and as provided in Section 3.2 of the Lease, the date Tenant otherwise would commence the payment of rent under the Lease shall be advanced by the number of days that Landlord reasonably determines that it was actually delayed in delivering the Premises to Tenant due to such Tenant Delay. Any Change Order delivered by Landlord shall include a good faith estimate of the amount of any Tenant Delay and a binding estimate of the net cost increase above the Preliminary Cost Estimate (taking into account any cost savings attributable to such Change Order together with previous Change Orders). Promptly upon Landlord's realization that the actual amount of Tenant Delay due to Change Order will exceed the amount of delay in Landlord's good faith estimate, landlord shall advise Tenant orally or in writing of the additional amount of delay Landlord estimates in its good faith will result therefrom. Should Landlord determine that the Commencement Date should be advanced in accordance with the foregoing, it shall so notify Tenant in writing. Landlord's determination shall be conclusive unless Tenant notifies Landlord in writing, within five (5) business days thereafter, of Tenant's election to contest same by arbitration pursuant to Paragraph III below.

H. Landlord shall permit Tenant and its agents to enter the Premises for at least fourteen (14) days prior to the Commencement Date of the Lease in order that Tenant may install its cabling and related communication equipment and other personal property through Tenant's own contractors prior to the Commencement Date. Any such work shall be subject to Landlord's prior written approval, and shall be performed in a manner and upon terms and conditions and at times satisfactory to Landlord's representative. The foregoing license to enter the Premises prior to the Commencement Date is, however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord as determined by Landlord in Landlord's sole and absolute discretion. If at any time that entry shall

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cause disharmony or interfere with the work being performed by Landlord as defined by Landlord in Landlord’s sole and absolute discretion, this license may be withdrawn by Landlord upon 24-hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant’s contractors with all requirements imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers’ compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant’s risk. In no event shall the failure of Tenant’s contractors to complete any work in the Premises pursuant to this Section extend the Commencement Date of this Lease .
I. Tenant hereby designates Rob Neimeyer (“Tenant’s Construction
Representative”), Telephone No. (408) 419-2326, as its representative, agent and attorney-in-fact for all matters related to the Tenant Improvement Work, including but not by way of limitation, for purposes of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by
Tenant. The foregoing authorization is intended to provide assurance to Landlord that it may rely upon the directives and decision making of the Tenant’s
Construction Representative with respect to the Tenant Improvement Work and is not intended to limit or reduce Landlord’s right to reasonably rely upon any decisions or directives given by other officers or representatives of Tenant.
Tenant may amend the designation of its Tenant’s Construction
Representative(s) at any time upon delivery of written notice to Landlord.
II. COST OF TENANT IMPROVEMENTS
A. Landlord shall complete, or cause to be completed, as a single job, the Tenant
Improvements, at the construction cost shown in the Final Cost Estimate (subject to increases for Landlord approved Changes to be paid by Tenant as set forth in this Work Letter), in accordance with final Working Drawings and Specifications approved by both Landlord and Tenant. The Tenant Improvements shall be constructed by Landlord in accordance with all rules, regulations, codes, ordinances, statutes, and laws of any governmental or quasi-governmental authority in effect as of the date of the issuance of the applicable building permit(s) therefor, and in a good and workman-like manner using material and equipment of new and otherwise of good quality. Landlord shall obtain standard warranties on the HVAC units installed as part of the Tenant
Improvements and for other elements of the Tenant Improvements that Tenant is responsible for maintaining under the Lease and shall assign to Tenant, or otherwise cooperate to make available to Tenant the benefit of, all such warranties.
B. Landlord shall pay up to $487,020.00, based on $20.00 per rentable square foot of the Premises (“Landlord’s Maximum Contribution”), of the final “Completion
Cost” (as defined below), but applicable only to “Building Standard
Improvements” (as defined below). Tenant acknowledges that the Landlord’s
Maximum Contribution is intended only as the maximum amount Landlord will pay toward any of the Tenant Improvements, including but not limited to, any specialized pipe installations, but excluding alterations not included in the
Working Drawings or Specifications as may be modified pursuant to a Change
Order as provided herein. In the event the sum of the cost of the Building
Standard Improvements for the Tenant Improvements is less than the Landlord’s
Maximum Contribution, Landlord’s actual contribution toward the Completion
Cost (“Landlord’s Contribution”) shall equal such lesser amount, and Tenant shall have no right to receive any credit, refund or allowance of any kind for any unused portion of the Landlord’s Maximum Contribution nor shall Tenant be allowed to make revisions to an approved Preliminary Plan, Working Drawings and Specifications or request a Change in an effort to apply any unused portion of Landlord’s Maximum Contribution. It is further understood and agreed that the
Tenant Improvements shall be substantially completed not later than 120 days following the Commencement Date to be eligible for funding by Landlord, and that Landlord shall not be obligated to fund any Tenant Improvements commenced after such date.

C Tenant shall pay the difference between Final Cost Estimate and Landlord’s
Maximum Contribution, if any, plus any costs due to Tenant Delays as specified in this Work Letter and any net increases above the Final Cost Estimate as set forth in approved Change Orders, to the extent such Tenant Delay costs or
Change Order costs exceed the Landlord’s Maximum Contribution. The amounts to be paid by Tenant for the Tenant Improvements pursuant to this
Section II.C. are sometimes cumulatively referred to herein as the “Tenant’s
Contribution”. Notwithstanding anything to the contrary herein, in no event shall Tenant’s Contribution exceed the sum of (i) the Final Cost Estimate and
(ii) any net increases above the Final Cost Estimate as set forth in approved
Change Orders or due to Tenant Delays, subject to Section I.C. above. Tenant shall pay the Tenant’s Contribution, if any, within thirty (30) days of (i) the determination of the Final Cost Estimate, and (ii) the determination of any increases caused by a Tenant Delay or Change Order, pursuant to the provisions of this Work Letter.
D. The “Completion Cost” shall mean all costs of Landlord in completing the
Tenant Improvements in accordance with the approved Working Drawings and
Specifications, including but not limited to the following: (i) the Bid Amount, (ii)
payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the work, (iii) salaries and fringe benefits of persons, if any, in the direct employ of Landlord performing any part of the construction work, (iv) permit fees and other sums paid to governmental agencies, and (v) costs of all materials incorporated into the work or used in connection with the work. The Completion Cost shall also include an administrative/supervision fee to be paid to Landlord or to Landlord’s management agent in the amount of 3% of the Completion Cost. Unless expressly authorized in writing by Landlord, the Completion Cost shall not include
(and no portion of the Landlord Contribution shall be paid for) any costs incurred by Tenant, including without limitation, any costs for space planners, managers, advisors or consultants retained by Tenant in connection with the Tenant
Improvements and shall not include (a) costs for improvements which are not shown on or described in the Working Drawings and Specifications unless otherwise approved by Tenant; (b) costs incurred due to the presence of
Hazardous Materials in the Project or the surrounding area; (c) attorneys’ fees incurred in connection with negotiation of construction contracts, and attorneys’
fees, experts’ fees and other costs in connection with disputes with third parties;
(d) interest and other costs of financing construction costs; (e) costs to bring the
Premises, the Building and the Common Areas into compliance with applicable laws and restrictions; (f) construction management, profit and overhead charges payable to Landlord, except for the administrative/supervision fee provided for above; or (g) costs for which Landlord is responsible as provided in
Section 2(c) of Exhibit G attached to this Lease.
E. Prior to start of construction of the Tenant Improvements, Tenant shall pay to
Landlord in full the amount of the Tenant’s Contribution set forth in the approved
Preliminary Cost Estimate or in the Final Cost Estimate (once approved by
Tenant). The balance of any sums not otherwise paid by Tenant shall be due and payable on or before the Commencement Date of this Lease. If Tenant defaults beyond applicable notice and cure periods in the payment of any sums due under this Work Letter, Landlord shall (in addition to all other remedies) have the same rights as in the case of Tenant’s failure to pay rent under the Lease, including, without limitation, the right to terminate this Lease and recover damages from Tenant and/or to charge a late payment fee and to collect interest on delinquent payments, and Landlord may (but shall not be required to) suspend the Tenant Improvement Work following such default, in which event any delays because of such suspension shall constitute Tenant Delays hereunder.
Ill. DISPUTE RESOLUTION
A. All claims or disputes between Landlord and Tenant arising out of, or relating to, this Work Letter shall be decided by the JAMS/ENDISPUTE (“JAMS”), or its successor, with such arbitration to be held in Santa Clara County, California, unless the parties mutually agree otherwise. Within ten (10) business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within five (5) business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. If less than two (2) arbitrators are timely vetoed, JAMS shall select a single arbitrator from the non-vetoed arbitrators originally designated by JAMS, who shall hear and decide the matter.
Any arbitration pursuant to this section shall be decided within thirty (30) days of submission to JAMS. The decision of the arbitrator shall be final and binding on the parties. In no event shall the arbitrator be empowered or authorized to award consequential or punitive damages (including any award for lost profit or opportunity costs or loss or interruption of business or income) . All costs associated with the arbitration shall be awarded to the prevailing party as determined by the arbitrator.
B. Notice of the demand for arbitration by either party to the Work Letter shall be filed in writing with the other party to the Work Letter and with JAMS and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to this Work Letter shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Work Letter unless (1)
such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.
C. The agreement herein among the parties to arbitrate shall be specifically enforceable under prevailing law. The agreement to arbitrate hereunder shall apply only to disputes arising out of, or relating to, this Work Letter, and shall not apply to other matters of dispute under the Lease except as may be expressly provided in the Lease .

Schedule I

Schedule II

COST
CODE DESCRIPTION QTY. UNIT FINAL
COST SUB OWNER
ALLOWANCE TOTAL COST SF
COST COST CODE SUM TOTAL
IW GLASS AND GLAZING
See alternates. 1 bid 0 DOO 0
METAL STUD FRAMING AND DRYWALL 19,145
1 Sid 4496 Dry.^l- 4 4’30 0.V9
Install backing in walls in (3 \
wafc and patching back 1 bid 2505 Drywall 2.505
Anchorage of equipment. Sased on (27) items tn 1he Machine Shop Assembly’ and E.’S Cahte Test Rooms This is far providing the boils Expert and labor only New brackets are not Included 1 bid 12.150 Drywait 12.156 0.52
9510 ACOUSTICAL CEILINGS 26.827
Provide labor, materials and equipment to remove ceiling lite for work above celling. stock on sue ant) resnstaii tolling tiles to secosimodaie all above ceiling MEP and framing work. 2,200 sfi of I-bar grid patch, 6.700 damaged tm. provide wires tor each light to be relocated tegular cuts, of ceiling tile as required 1 bid 22942 Id 22,942 a.ss
Prpvfda and irwtail ptMtMr and fteid seismic clips tcempression poets are e 1 bid seos LJ 3.685 0.16
9080 FLOOR COVERING 12,196
Provide tabor, materials: and equipment 1& install Armstrong Excebn &MW itte (2 790 sfljtn rooms 131, 132.133 and 144. lostafr direct glua (tesigtweave Falehcratt “Techno” 1115 syi in room 142 and Grand
approKirfiatety 300 if of rubber base. i
Provide labor, materials and equipment to patch the epoxy Soar tn bid 9201 Central 9.201 0.33 machine shoo - at hole locations ontv 1
Mtac. fioorihg repwfi «tt ws-Jtmg & ttetnoHfaf? and bld 1250 Burdick 1.250 0.05
0.0?
camot far one 1 Mswnce
9900 PAINTING
bld 13,590
15100 PLUMBING 84,677
1
Provide and inrsiaUtrench drain si the subgrade rollup door Tie bid 79977 Pappes 79.977 340 trench drain into existing drain in front of trie roll 1 bld 4700 Pappas 4.700 0.20
15300 FIRE SPRINKLERS
Excluded 0 00 0
15500 HVAC 36,250
Provide labor, materials and equipment to take pteconstiuction readings on all units and check op&rotteri i existing AC unite total capacity is 100 tons), relocate (2) thermostats, redod the existing 15 ton unit IM serves the Server Room, hrtegtalion service & shippingfreceMng. to only serve the server room, install (5) additional supply grilles tn ES Cable Teai area install t&) addfl tonal grides ki open office 104. install (21 additional grilles in the break room reduct mtegrat.cn service & shipping/recerving to the 16 tons unit serving open offkte 104. relocate smog hog 4 (2) EZ aws ft am extefing facility and reinstall al new facility, install new spiral ducting from Smog Hog 4 £2 Arms, instaii {Sj S“ venlx up through the roof in Assembly Install prelnsulated Alumaflax ductwork for dfethtwitiion for the office , bid 36250 SVM 35.250 1,54
16100 ELECTRICAL 73,228
Provide labor, materials and equipment to sate off electrical, provide temporary lighting and power, relocate (10} existing fixtures, provid
waS mounted switch Includes drawings for permit Povser see below bid 73228 . 73.228 3Jj

COST

CODS
DESCRIPTION
OTY UNIT SUB WMER T0T”- SF
COST ALLOWANCE COST COST
COST CODE
SUM TOTAL

COST CODE DESCRIPTION QTY, UNIT FINAL OWNER TOTAL
COST ALLOWANCE COST SF COST CODE
COST SUM TOTAL
ALTERNATES:
! sfarnpoa site* Hites $912
$52
TOTAL $91?
2 ActaMilonas cost to provide ano install chain Sink fencing with vinyl slalS to create an enclosure around lhe utility paufoclusive of a gate $7,083. Fewng t bM 56.600 insurance ii.25’M $83
Overtread/Fee (6%) S401
TOTAL $7,083
3 AaOitiona! cos! to provide and install i3) S“ vents for (3} ten packs in
WAC $1,600
insurance (1.26%) $20
Oveihead/Fee f6%i $9?
TOTAL $1,717
4
from the suite next dac S3,91? $400
$1,209
insulation saen
1 bid SU.55C
HVAC l
Supervision S’ 740
Insurance i 5 25%) $276
5- 339
TOTAL
5 Additional cost Io replace (13) supply grimes vxtki larger tallies io reduce ear now noise fo foe exterior offices’ 35,044
HVAC 1 bid $4 700
Insurance (1 26%) S$9
Qverhead/F 3286
TOTAL $5,044
$ ApcUUpnat cost lo provide fuK glass system al conference room W5 $12,838
Ocmcittian 1 bid S525
FraniingOywail 1 bid $1.800
Dcor&’Framps/HBrfftvare 1 aid $i 950
Glass & Glazing 1 bk3 $.7,500
insurance (t 25%j 147
Overtiaad/Fee |6%1 715
TOTAL $12,833
7 Adtfellona? cost io provide i2> skyilgWs based on 4x8 sized skylighte in open oince i(M. Note this Is an allowance since a survey above celling was not perform ed $18,675
Demotit ion 1 Allow $675
Rough Carpentry 1 ASow $3,975
Framin ( 1 Allow $5,400
Acoustic pt Celling 1 $1 100
Glass & Glazing 1 Aiiow $2,400
Painting 1 AROW $550
Roctfog / Waterproofing I Allow $ 1.800
MEP Relocation 1 Allow $2,400
Fire Sprinkler Relocation ) Allow $2 100
Insurance (1.25%) $218
Overtiead/Fee (€%$ $1,057
TOTAL $18,675

Schedule III Tenant Improvement/Interior Construction Outline Specifications TENANT STANDARD GENERAL OFFICE: CARPET Direct glue, from one of the following options: Designweave-26354 Tempest Esq a) 563 Steel Wool b) 773 Melba Toast 575 Silver Smoke 535 Dolphin d) e) 454 Denim (By Tenant/Tenant Allowance) Designweave-28356 Techno: a) 336 Lido b) 252 Topaz c) 510 Night Sky dj 997 Silver Plum 496 Galac e) VINYL COMPOSITION TILE (VCT) 12x12 VCT Amstrong Standard Excelon, from the following options: a) 51803 Pearl Whi 51908 Peter bj 51899 Cool While 51899 Cool White c) d) PAINT WALLS 50 gypsum drywall on 2-1/2” x 25 ga. metal studs, floor to ceiling construction, no walls shall penetrate the grid unless required by code. All walls shall be straight, and parallel to building perimeter walls. All offices and rooms shall be constructed of a standard size and tangent to a building shell or core wall Paint finish, one standard color to be Benjamin Moore AC-40, Glacier White, fat finish BASE 2-1/2 Burke rubber base color: Pearl 137P, straight at cut pile carpet, coved at resilient flooring and loop carpet RUBBER TRANSITION STRIP Transition strip between carpet and resilient flooring to be Burke #150, color to match adjacent V.CT. PLASTIC LAMINATE Plastic laminate color at millwork to be Nevamar “Smoky White, Textured #5-7-27T CEILING 2x4 USG Radar Fusions #2842 grid and scored tile on 9/16” T-bar grid. Continuous grid throughout. PERIMETER WALLS Furring, 25 ge metal studs with 5 gypsum drywall, with bar insulation LIGHTING 2X4 fluorescent, 3-lamp energy saving ballet, 18-cell parabolic lens fiture DOORS 1-3/4” solid core, 30 x 8-10, plain slood white oak, Westem Integrated clear anodized aluminum frames, Schlage D’ series “Sparts” latchset hardware, dull chrome finish. OFFICE SIDELITES All interior offices to have sidelite glazing adjacent to office entry door. 2 wide x door height, Wester Integrated clear anodized aluminum trane integral to door frame with clear tempered glass.

Tenant Improvement / Interior Construction Outline Specifications

(Continued)

TENANT STANDARD GENERAL OFFICE (CONTINUED):

WINDOW COVERINGS
Vertical blinds: Mariak Industries PVC blinds at building perimeter windows, Model M-3000, Color: Light Grey.

TENANT STANDARD MECHANICAL:

HVAC
Interior and Exterior zone VAV boxes shall be connected to the main supply air loop. Exterior zone VAV boxes shall be provided with single-row hot water reheat coil.

Air distribution downstream of VAV boxes shall be provided complete with ductwork, 2'x2' perforated face ceiling diffusers, 2'x2' perforated return air grilles and air balance.

Pneumatic thermostats with blank white cover shall be provided for each zone. Thermostats shall be located adjacent to light switch at 48" above finished floor.

Exterior corner spaces with more than one exposure shall be provided with a separate zone.

Conference Room (or Training Room) 20'x13' or larger shall be provided with a separate zone.

Exterior zone shall be limited to a single exposure and a maximum of 750 to 1000 square feet.

Interior zone shall be limited to a maximum of 2000 square feet.

FIRE PROTECTION
Pendant satin chrome plated, recessed heads, adjustable canopies, minimum K factor to be 5.62, located at center of scored ceiling tile. Ceiling drops from shell supply loop.

TENANT STANDARD ELECTRICAL:

ELECTRICAL SYSTEM
277/480 volt, three phase, four wire metered distribution section added to main service at Main Electrical Room.

Electrical tenant distribution capacity suitable for 22 watts per s.f. to accommodate HVAC, lighting, data processing, computer loads and convenience outlets.

Tenant Electrical Room, located within the lease space, to include 270/480 volt and 120/208 volt panels, transformer, lighting control panel, as required.

LIGHTING
Double switch per Title 24, paired in double gang box, Leviton "Decora" white plastic coverplate, 42" AFF to switch centerline. Provide occupancy sensors as required by code. 2x4 fluorescent light fixtures, 3-lamp energy saving ballast, 18-cell parabolic lens fixture based upon one (1) fixture per 80 square feet.

Exit signs: Internally illuminated, white sign face with green text.

S:\PG\Office Properties\Office Legal\DUNCAN\TENANTS-2012\cad(schmidt)-4.doc 6/26/2012
2

Tenant Improvement/Interior Construction Outline Specifications TENANT STANDARD ELECTRICAL (CONTINUED TENANT STANDARD WAREHOUSE SHIPPING AND RECOMING: OUTLETS Power: 15-amp 125-volt specification grade duplex receptacle mounted vertically, 18 AFF to centerline, while plasic coverplate. Feeds to systems fumiture by Tenant to be we walls, furred columns or celing J-box Power poles and tumiture by Tenant. Ratio of one (1) feed per eight (8) workstations. Assumes four (4) circuits, eight (8) wire configuration of systems furniture Telephone Data: Single gang box with mud ring and pull string, mounted vertically, 18” AFF to centerline, Cover plate by telephone andior cabling company. Tetion cable by tenant One (1) empty 2” conduit to be routed from Tenant’s Server Room, 4x8 backboard to building main telephone backboard. FLOORS Sealed concrete. WALLS 5/8” gypsum wallboard standard partition. Paint to match Benjamin Moore AC-40 Glacier White rated partition at pocupancy separation as required by code. CELING Exposed structure, non-painted WINDOWS None ACCESS 7-6” H x 7-6 W glazed service doors. Glazing is bronze reflective glass. HVAC None (Continued) PLUMBING Single accommodation restroom, if required. Sheet vinyl flooring to be Armstrong Classic Corlon “Seagate #86526 Oyster, with Smooth White FRP panel wainscot to 40 high. Painted walls and celing to be Benjamin Moore AC-40 Glacier White, semi-gloss finish LIGHTING Chain hung forescent stripfitures. OTHER ELECTRICAL Convenience outlets, surface mounted at exposed concrete walls. SECURITY Lockable doors

EXHIBIT Y

DocuSign Envelope ID: E41DD667-C746-4E5F-949F-BA16F682E232

FIRST AMENDMENT TO LEASE

I. PARTIES AND DATE.

This First Amendment to Lease (the "**Amendment**") dated September 19, 2016, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, ("**Landlord**"), and ICAD, INC., a Delaware corporation ("**Tenant**").

II. RECITALS.

On June 29, 2012, Landlord and Tenant entered into a lease ("**Lease**") for space in a building located at 101 Nicholson Lane, Suite 100, San Jose, California ("**Premises**").

Landlord and Tenant each desire to modify the Lease to extend the Lease Term, to adjust the Basic Rent and to make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III. MODIFICATIONS.

A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:

"5. Lease Term: The Term of the Lease shall expire on March 31, 2020"

2. Item 6 is hereby amended by adding the following:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
October 1, 2017 to September 30, 2018	$1.85	$45,049.00
October 1, 2018 to September 30, 2019	$1.91	$46,510.00
October 1, 2019 to Expiration Date	$1.96	$47,728.00

B. Brokers. Article 18 of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Realty Company and CBRE, Inc. (collectively, "**Landlord's Broker**") is the agent of Landlord exclusively and Newmark Cornish & Carey ("**Tenant's Broker**") is the agent of Tenant exclusively. By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant's Broker. If there is no Tenant's Broker so identified herein, then such acknowledgement and confirmation is expressly made for the benefit of Landlord's Broker. By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article 18 of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

C. Acceptance of Premises. Tenant acknowledges that the lease of the Premises pursuant to this Amendment shall be on an "as-is" basis without further obligation on Landlord's part as to improvements whatsoever.

C:\PROGRAMDATA\ACTIVEPDF\DC_ENT\TMP\05E580\B2654009-960E-486C-8831-A0277AF0F322.DOC
September 10, 2016 1

DocuSign Envelope ID: E41DD667-C746-4E5F-949F-BA16F682E232

IV. GENERAL.

A. Effect of Amendments. The Lease shall remain in full force and effect and unmodified except to the extent that it is modified by this Amendment.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

C. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

D. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

E. Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

F. Certified Access Specialist. As of the date of this Amendment, there has been no inspection of the Building and Project by a Certified Access Specialist as referenced in Section 1938 of the California Civil Code.

V. EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD:

THE IRVINE COMPANY LLC,
a Delaware limited liability company

By DocuSigned by: Steven M. Case
F2AEB2D5FE80486...

Steven M. Case
Evp
Office Properties

By DocuSigned by: George I. Meyer
FB804F085E21435...

George I. Meyer
Vice President
Office Properties

DS
DMH

TENANT:

ICAD, INC.,
a Delaware corporation

By DocuSigned by: Kenneth M. Ferry
EF721E26D4E84E3...

Printed Name Kenneth M. Ferry
Title CEO

C:\PROGRAMDATA\ACTIVEPDF\DC_ENT\TMP\05E580\B2654009-960E-486C-8831-A0277AF0F322.DOC
September 10, 2010
2

DocuSign Envelope ID: F45ACC33-2D6D-4742-A15B-84A58E19E608

SECOND AMENDMENT TO LEASE

I. PARTIES AND DATE.

This Second Amendment to Lease ("**Amendment**") dated August 12, 2019 , is by and between **THE IRVINE COMPANY LLC**, a Delaware limited liability company ("**Landlord**"), and **ICAD, INC.**, a California corporation ("**Tenant**").

II. RECITALS.

On June 29, 2012, Landlord and Tenant entered into a lease for space in a building located at 101-115 Nicholson Lane, Suite 100, San Jose, California ("**Premises**"), which lease was amended by a First Amendment to Lease dated September 19, 2016. The foregoing lease, as so amended, is hereinafter referred to as the "**Lease**".

Landlord and Tenant each desire to modify the Lease to extend the Lease Term, to adjust the Basic Rent, and to make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III. MODIFICATIONS.

A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:

"5. Lease Term: The Term of this Lease shall expire on March 31, 2023."

2. Item 6 is hereby amended by adding the following:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
4/1/20 to 3/30/21	$2.15	$52,355.00
4/1/21 to 3/30/22	$2.21	$53,816.00
4/1/22 to 3/30/23	$2.28	$55,520.00

B. Brokers. Article 18 of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Management Company ("**Landlord's Broker**") is the agent of Landlord exclusively and Newmark Cornish & Carey / Palo Alto ("**Tenant's Broker**") is the agent of Tenant exclusively. By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant's Broker. If there is no Tenant's Broker so identified herein, then such acknowledgement and confirmation is expressly made for the benefit of Landlord's Broker. By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article 18 of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

C. Acceptance of Premises. Tenant acknowledges that the lease of the Premises pursuant to this Amendment shall be on an "as-is" basis without further obligation on Landlord's part as to improvements whatsoever.

D. Tenant Improvements. Landlord shall cause its contractor, or, at Tenant's option, shall permit Tenant to cause its contractor, to make such improvements to the Premises as may be specified by Tenant and approved by Landlord ("**Tenant Improvements**") with such Landlord approval not to be unreasonably withheld, delayed or conditioned. All such improvements shall be set forth at one time by Tenant as part of a single plan, it being understood that Landlord shall not be required to undertake multiple jobs. All materials and finishes utilized in completing the Tenant Improvements shall be Landlord's building standard. Should Landlord submit any matter to Tenant for approval, Tenant shall approve or reasonably disapprove same (with reasons specified) within 3 business days.

Landlord's total contribution for the Tenant Improvements shall not exceed $97,404.00 ("**Landlord Contribution**"). It is understood that Landlord shall be entitled to a supervision/administrative fee equal to 5% of the total hard and soft construction cost, which fee shall be paid from the Landlord Contribution. Any excess cost shall be borne solely by Tenant and, if Landlord's contractor performs the Tenant Improvements, shall be paid to Landlord within 10 days following Landlord's billing for such excess cost. If Tenant's contractor performs the Tenant Improvements, within 30 days after the completion of the Tenant Improvements and Landlord's receipt of copies of all supporting third-party invoices and other reasonable documentation of the costs, together with lien releases satisfactory to

IOPLEGAL-4-44 7/18/19 - Lease 234579, Amendment 253296 - 0.4

1

Landlord, Landlord will pay Tenant reimburse Tenant an amount equal to the lesser of (a) the cost of such
Tenant Improvements and (b) the Landlord Contribution.
Tenant understands and agrees that any portion of the Landlord Contribution not utilized by
Tenant as part of the single improvement project on or before June 30, 2021, shall inure to the benefit of
Landlord and Tenant shall not be entitled to any credit or payment or to apply any such savings toward additional work; provided, however, if there is any unused Landlord Contribution as of June 30, 2021, and provided that the cost of any Tenant Improvements undertaken have been paid in full, Landlord shall apply up to $48,702.00 of the unused Landlord Contribution against the installments of Basic Rent next coming due under this Lease.
It is understood that the Tenant Improvements shall be done during Tenant’s occupancy of the Premises. In this regard, Tenant agrees to assume any risk of injury, loss or damage which may result and that no rental abatement shall result while the Tenant Improvements are completed in the
Premises. Tenant further agrees that it shall be solely responsible for relocating its office equipment, furniture and furnishings in the Premises to accommodate such improvement work.
E. Right to Extend this Lease. The provisions of Section 1 of Exhibit G to the Lease, entitled “Right to Extend this Lease,” shall remain in effect during the Term as extended by this
Amendment.
IV. GENERAL.
A. Effect of Amendment. The Lease shall remain in full force and effect and unmodified except to the extent that it is modified by this Amendment.
B. Entire Agreement. This Amendment embodies the entire understanding between
Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.
C. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.
D. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.
E. Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.
F. California Certified Access Specialist Inspection. Pursuant to California Civil Code
§ 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access
Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the
California Civil Code, Landlord hereby provides the following notification to Tenant: “A Certified Access
Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.” If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord
(provided that Landlord may designate the CASp, at Landlord’s option) to perform the inspection of the
Premises at a time agreed upon by the parties. If Tenant requests to perform a CASp inspection of the
Premises, Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the
“CASp Report”). Tenant agrees to keep the information in the CASp Report confidential except as necessary to complete such modifications.

V. EXECUTION.
Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND
DATE.” above.
LANDLORD: TENANT:
THE IRVINE COMPANY LLC, ICAD, INC.,
a Delaware limited liability company a California corporation
By By e]]
[[ExecutorSteven M.1CaseName]] Printed Name [[TenantScott Areglado1 Name]]
[[Executor Executive 1 Vice Title President Line 1]] Title [[TenantCFO 1 Title]]
By By
[[ExecutorGeorge I. 2MeyerName]] Printed Name [[TenanStacey 2StevensName]]
[[Executor Vice President, 2 Title Operations Line 1]] Title [[TPresidentan 2 Title]]
[[ReviewerInitial1]]

DocuSign Envelope ID: BF75BC31-73BD-44C6-9ABB-FB3568C4A37E

THIRD AMENDMENT TO LEASE

I. PARTIES AND DATE.

This Third Amendment to Lease ("**Amendment**") dated May 19, 2022 , by and between **FIRST POINT OAKMEAD LLC**, a Delaware limited liability company ("**Landlord**"), and **ICAD, INC.**, a California corporation ("**Tenant**").

II. RECITALS.

Landlord (as successor in interest to The Irvine Company LLC, a Delaware limited liability company) and Tenant entered into a lease dated June 29, 2012, which lease was amended by a First Amendment to Lease dated September 19, 2016 and a Second Amendment to Lease dated August 12, 2019 (as amended, the "**Lease**") for space consisting of **24,351** rentable square feet ("**Premises**") known as Suite No. 100 in the building located at 101-115 Nicholson Lane, San Jose, California (the "**Building**").

Landlord and Tenant each desire to modify the Lease to extend the Lease Term, adjust the Basic Rent, and make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III. MODIFICATIONS.

A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Item 5 is hereby deleted in its entirety and the following substituted in lieu thereof:

"5. Lease Term: The Term of this Lease shall expire at 11:59 p.m. on March 31, 2028."

2. Effective as of April 1, 2023, Item 6 shall be amended by adding the following:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent
4/1/23 to 3/31/24	$2.10	$51,137.10
4/1/24 to 3/31/25	$2.16	$52,598.16
4/1/25 to 3/31/26	$2.22	$54,059.22
4/1/26 to 3/31/27	$2.29	$55,763.79
4/1/27 to 3/31/28	$2.36	$57,468.36

Notwithstanding the above schedule of Basic Rent to the contrary, Tenant shall be entitled to an abatement of 2 full calendar months of Basic Rent in the aggregate amount of $102,274.20 (i.e. $51,137.10 per month) (the "**Abated Basic Rent**") for the period commencing April 1, 2023 and ending May 31, 2023 (the "**Abatement Period**"). In the event Tenant Defaults at any time during the Term, as extended herein, all Abated Basic Rent shall immediately become due and payable. The payment by Tenant of the Abated Basic Rent in the event of a Default shall not limit or affect any of Landlord's other rights, pursuant to the Lease or at law or in equity. Only Basic Rent shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease.

B. Security Deposit. No additional security deposit shall be required in connection with this Amendment.

C. Tenant Improvements. Landlord shall cause its contractor, or, at Tenant's option, shall permit Tenant to cause its contractor, to make such improvements to the Premises as may be specified by Tenant and approved by Landlord ("**Tenant Improvements**") with such Landlord approval not to be unreasonably withheld, delayed or conditioned. All such improvements shall be set forth at one time by Tenant as part of a single plan, it being understood that Landlord shall not be required to undertake multiple jobs. All materials and finishes utilized in completing the Tenant Improvements shall be Landlord's building standard. Should Landlord submit any matter to Tenant for approval, Tenant shall approve or reasonably disapprove same (with reasons specified) within 3 business days.

Landlord's total contribution for the Tenant Improvements shall not exceed $243,510.00 ("**Landlord Contribution**"). It is understood that Landlord shall be entitled to a supervision/administrative fee equal to 3% of the total hard and soft construction cost, which fee shall be paid from the Landlord Contribution. Any excess cost shall be borne solely by Tenant and, if Landlord's contractor performs the Tenant Improvements, shall be paid to Landlord within 10 business days following Landlord's billing for such excess cost. If Tenant's contractor performs the Tenant Improvements, within 20 days after the completion of the Tenant Improvements and Landlord's receipt of copies of all supporting third-party invoices and other reasonable documentation of the costs, together with lien releases satisfactory to

iCad, Inc.-101-115 Nicholson Lane-STE 100-3A2.docx 5/17/2022-Opp-046012

1

Landlord, Landlord will reimburse Tenant an amount equal to the lesser of (a) the cost of such Tenant
Improvements and (b) the Landlord Contribution.
Tenant understands and agrees that any portion of the Landlord Contribution not utilized by
Tenant as part of the single improvement project on or before October 31, 2023, shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment or to apply any such savings toward additional work; provided, however, if there is any unused Landlord Contribution as of October 31, 2023, and provided that the cost of any Tenant Improvements undertaken have been paid in full, Landlord shall apply up to $97,404.00 of the unused Landlord Contribution against the installments of Basic Rent next coming due under the Lease.
It is understood that the Tenant Improvements shall be done during Tenant’s occupancy of the Premises. In this regard, Tenant agrees to assume any risk of injury, loss or damage which may result and that no rental abatement shall result while the Tenant Improvements are completed in the
Premises. Tenant further agrees that it shall be solely responsible for relocating its office equipment, furniture and furnishings in the Premises to accommodate such improvement work.
In addition to the foregoing Tenant Improvements, Landlord, at Landlord’s sole cost and expense, shall provide and install approximately 225 feet of new fencing (to match the existing standard fencing) as set forth in Exhibit A hereto to infill the existing gap in fencing.
D. Right to Extend this Lease. The provisions of Section 1 of Exhibit G to the Lease, entitled “Right to Extend this Lease,” shall remain in effect during the Term as extended by this
Amendment.
E. SDN List. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant
Party is or becomes listed as an SDN, Tenant shall be deemed in breach of the Lease and Landlord shall have the right to terminate the Lease immediately upon written notice to Tenant.
IV. GENERAL.
A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.
B. Entire Agreement. This Amendment embodies the entire understanding between
Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.
C. Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.
D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.
E. Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this
Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.
F. California Certified Access Specialist Inspection. Pursuant to California Civil Code
§ 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access
Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the
California Civil Code, Landlord hereby provides the following notification to Tenant: “A Certified Access
Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.”
G. Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

H. Nondisclosure of Lease Terms. Tenant acknowledges that the content of this
Amendment and any related documents are confidential information. Except to the extent disclosure is required by law, Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space -
planning consultants, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under the Lease or pursuant to legal requirement.
I. Brokers. Article 18 of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Management Company (“Landlord’s Broker”) is the agent of Landlord exclusively and Jones Lang LaSalle / Menlo Park (“Tenant’s Broker”) is the agent of Tenant exclusively.
By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm
(a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker. By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article 18 of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.
V. EXECUTION.
Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND
DATE.” above.
LANDLORD: TENANT:
FIRST POINT OAKMEAD LLC, ICAD, INC.,
a Delaware limited liability company a California corporation
By By:
Steven M. Case Stacey Stevens
Executive Vice President CEO
Office Properties
By By:
Holly McManus Charles R. Carter
Vice President, Operations CFO
Office Properties

EXHIBIT A